Use these links to rapidly review the document
TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on April 13, 2007.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TransMontaigne Partners L.P. TransMontaigne Operating Company L.P. Subsidiary Guarantors listed on Schedule A Hereto	Delaware Delaware	34-2037221 34-2037161
(Exact name of registrant as specified in its charter)	(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100
Denver, Colorado 80202
(303) 626-8200
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Randall J. Larson
Chief Executive Officer
TransMontaigne GP L.L.C.
1670 Broadway, Suite 3100
Denver, Colorado 80202
(303) 626-8200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Whitney Holmes, Esq.
Brian D. Lewandowski, Esq.
Morrison & Foerster LLP
370 Seventeenth Street, Suite 5200
Denver, Colorado 80202
(303) 592-1500

        Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)(4)	Amount of Registration Fee(1)

Common Units
Debt Securities(2)(4)
Guarantees of Debt Securities(2)(4)(5)
Total	$1,000,000,000	$30,700

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities offered from time to time pursuant to this Registration Statement exceed $1,000,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
There are being registered hereunder a presently indeterminate number of common units and an indeterminate principal amount of debt securities and guarantees of debt securities.

(3)
The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(4)
If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $1,000,000,000 less the dollar amount of any registered securities previously issued.

(5)
If a series of debt securities is guaranteed, such series will be guaranteed by TransMontaigne Operating Company L.P., Coastal Terminals L.L.C., Razorback L.L.C. and TPSI Terminals L.L.C., if issued by TransMontaigne Partners L.P. and by TransMontaigne Partners L.P., Coastal Terminals L.L.C., Razorback L.L.C. and TPSI Terminals L.L.C., if issued by TransMontaigne Operating Company L.P. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

        Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A
SUBSIDIARY GUARANTORS

Exact name of registrant as specified in its charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Coastal Terminals L.L.C.	Delaware	06-1745985
Razorback L.L.C.	Delaware	06-1745991
TPSI Terminals L.L.C.	Delaware	06-1745984

*
The address for each registrant's principal executive office is 1670 Broadway, Suite 3100, Denver, Colorado 80202 and the telephone number of each registrant is (303) 626-8200.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where an offer or sale is not permitted.

PROSPECTUS (Subject to Completion Dated April 13, 2007)

TRANSMONTAIGNE PARTNERS L.P.
COMMON UNITS

DEBT SECURITIES

TRANSMONTAIGNE OPERATING COMPANY L.P.
DEBT SECURITIES

The following securities may be offered under this prospectus:

  •
  Common units representing limited partner interests in TransMontaigne Partners L.P.;

  •
  Debt securities of TransMontaigne Partners L.P.; and

  •
  Debt securities of TransMontaigne Operating Company L.P.

The aggregate initial offering price of the securities that we offer by this prospectus will not exceed $1,000,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specified manner in which we will offer the securities and also may add, update or change information contained in this prospectus.

You should read this prospectus and the prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risk. You should carefully consider the risk factors described under "Risk Factors" beginning on page 2 of this prospectus before you make any investment in our securities.

TransMontaigne Partners L.P.'s common units are traded on the New York Stock Exchange under the symbol "TLP."

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             , 2007

TABLE OF CONTENTS

About This Prospectus
Who We Are
The Guarantors
Risk Factors
Cautionary Statement Regarding Forward Looking Statements
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of the Debt Securities
Description of the Common Units
Description of Our Partnership Agreement
Cash Distribution Policy
Conflicts of Interest and Fiduciary Duties
Material Tax Consequences
Investment in TransMontaigne Partners by Employee Cash Benefit Plans
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information
Incorporation of Information Filed With the SEC
Appendix A: Glossary of Terms

        You should only rely on the information contained or incorporated by reference in this prospectus and in the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and TransMontaigne Operating Company L.P. have filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement also may add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

        Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read "Where You Can Find More Information" and "Incorporation of Information Filed with the SEC." You are urged to read this prospectus carefully, including the "Risk Factors," and our SEC reports in their entirety before investing in our common units or debt securities.

        Unless the context requires otherwise, references to "we," "us," "our," "TransMontaigne Partners," or the "partnership" are intended to mean TransMontaigne Partners L.P., TransMontaigne Operating Company L.P. and our other wholly owned and controlled operating limited liability companies and their subsidiaries. References to TransMontaigne Inc. are intended to mean TransMontaigne Inc. and its subsidiaries other than (i) TransMontaigne GP L.L.C., our general partner, (ii) TransMontaigne Partners and (iii) subsidiaries of TransMontaigne Partners.

WHO WE ARE

        We are a refined petroleum products terminaling and transportation company with operations along the Gulf Coast, in Brownsville, Texas, along the Mississippi and Ohio Rivers and in the Midwest. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. We handle light refined products, heavy refined products, crude oil, chemicals, fertilizers and other liquid products on behalf of our customers. Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt. We do not purchase or market products that we handle or transport. Therefore, we do not have material direct exposure to changes in commodity prices, except for the value of product gains and losses arising from certain of our terminaling services agreements with our customers.

        Our existing facilities are located in four geographic regions, which we refer to as our Gulf Coast, Brownsville, River and Midwest facilities. We principally derive revenues from our product terminals by charging fees for providing the following integrated terminaling and related services: throughput and additive injection fees based on the volume of product distributed at a contracted rate per barrel, terminaling storage fees based on a per barrel of storage capacity per month, and ancillary services including heating and mixing of stored products, product transfer services, and product gains and losses arising from terminaling services agreements with our customers.

        Our general partner, TransMontaigne GP L.L.C., is a Delaware limited liability company, the sole member of which is TransMontaigne Services Inc., a wholly owned subsidiary of TransMontaigne Inc. Our general partner has sole responsibility for conducting our operations. We conduct our operations through, and our operating assets are owned by, our subsidiaries: TransMontaigne Operating Company L.P., Coastal Terminals L.L.C., Razorback L.L.C. and TPSI Terminals L.L.C.

THE GUARANTORS

        TransMontaigne Partners will, and any or all of Razorback L.L.C., Coastal Terminals L.L.C. and TPSI Terminals L.L.C. may, fully and unconditionally guarantee on an unsecured basis any series of debt securities of TransMontaigne Operating Company L.P. In addition, any or all of TransMontaigne

Operating Company L.P., Razorback L.L.C., Coastal Terminals L.L.C. and TPSI Terminals L.L.C. may fully and unconditionally guarantee on an unsecured basis any series of debt securities of TransMontaigne Partners. Any such guarantee will be evidenced by a notation of guarantee executed by the appropriate entity. As used in this prospectus, the term "Subsidiary Guarantors" with respect to a series of debt securities means Razorback L.L.C., Coastal Terminals L.L.C. and/or TPSI Terminals L.L.C. to the extent that any such entity guarantees such series of debt securities and also includes TransMontaigne Operating Company L.P. when discussing subsidiary guarantees of the debt securities of TransMontaigne Partners if TransMontaigne Operating Company L.P. has guaranteed such series of debt securities. The term "Guarantor" means TransMontaigne Partners in its role as guarantor of the debt securities of TransMontaigne Operating Company L.P. The applicable prospectus supplement will name the Subsidiary Guarantors for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors.

RISK FACTORS

An investment in our securities involves a significant degree of risk, including the risks described below. You should carefully consider the following risk factors together with all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this document in evaluating an investment in our securities.

If any of the following risks were actually to occur, our business, financial condition, or results of operations could be materially adversely affected. In that case, we might not be able to pay distributions on our common units, the trading price of our common units could decline and you could lose all or part of your investment.

Risks Inherent in Our Business

        Our amended and restated credit facility requires that we reduce our leverage during 2007, which may limit our flexibility in pursuing other business opportunities.

        In connection with our acquisition of the Brownsville and River facilities in December 2006, we incurred substantial indebtedness under our amended and restated credit facility. As amended and restated, the credit facility contains covenants that require us to meet certain ratio tests relating to our leverage, including our maximum total leverage, minimum interest coverage and maximum secured leverage. As a condition to funding the purchase price of the Brownsville and River facilities, the lenders participating in our credit facility required that we reduce our leverage before September 30, 2007. If we are unable to successfully reduce our leverage to the extent required by the credit facility, we would have to seek a waiver from our lenders. To secure such a waiver, we could have to expend significant fees and expenses, including the payment of fees to the lenders, and we cannot be assured that we would be successful. If we were unsuccessful in securing a waiver, we would be in default under our credit facility and would have to replace it, if possible. Any replacement would likely not be on favorable terms and could significantly limit our operating flexibility, operations and future business opportunities. The need to reduce our leverage may distract management from other operational issues and business opportunities, including the pursuit or completion of additional acquisitions. As a result, until we reduce our leverage, our ability to grow our business may be limited and our operations could be adversely affected.

        Our business involves many hazards and operational risks, including adverse weather conditions, which could cause us to incur substantial liabilities and increased operating costs.

        Our operations are subject to the many hazards inherent in the terminaling and transportation of products, including:

  •
  leaks or accidental releases of products or other materials into the environment, whether as a result of human error or otherwise;

  •
  extreme weather conditions, such as hurricanes, tropical storms, and rough seas, which are common along the Gulf Coast;

  •
  explosions, fires, accidents, mechanical malfunctions, faulty measurement and other operating errors; and

  •
  acts of terrorism or vandalism.

        If any of these events were to occur, we could suffer substantial losses because of personal injury or loss of life, severe damage to and destruction of storage tanks, pipelines and related property and equipment, and pollution or other environmental damage resulting in curtailment or suspension of our related operations and potentially substantial unanticipated costs for the repair or replacement of property and environmental cleanup. In addition, if we suffer accidental releases or spills of products at our terminals or pipelines, we could be faced with material third-party costs and liabilities, including those relating to claims for damages to property and persons. For example, two unrelated releases of product at our facilities during 2006, each of which was caused by human error and did not involve any system malfunctions, resulted in approximately $1.2 million in unreimbursed environmental remediation costs and product losses. Furthermore, events like hurricanes can affect large geographical areas which can cause us to suffer additional costs and delays in connection with subsequent repairs and operations because contractors and other resources are not available, or are only available at substantially increased costs following widespread catastrophes.

        We depend upon a relatively small number of customers for a substantial majority of our revenues. A substantial reduction of those revenues would have a material adverse effect on our financial condition and results of operations.

        We expect to derive a substantial majority of our revenues from a small number of significant customers for the foreseeable future. Events that adversely affect the business operations of any one or more of our significant customers may adversely affect our financial condition or results of operations. Therefore, we are indirectly subject to the business risks of our significant customers, many of which are similar to the business risks we face. For example, a material decline in refined petroleum product supplies available to our customers, or a significant decrease in our customers' ability to negotiate marketing contracts on favorable terms, could result in a material decline in the use of our tank capacity or throughput of product at our terminal facilities, which would likely cause our revenues and results of operations to decline. In addition, if any of our significant customers were unable to meet its contractual commitments to us for any reason, then our revenues and cash flow would decline.

        The obligations of several of our key customers under their terminaling services agreements may be reduced or suspended in some circumstances, which would adversely affect our financial condition and results of operations.

        Our agreements with several of our significant customers provide that, if any of a number of events occur, which we refer to as events of force majeure, and the event renders performance impossible with respect to a facility, usually for a specified minimum period of days, our customer's obligations would be temporarily suspended with respect to that facility. In that case, a significant customer's minimum revenue commitment may be reduced or the contract may be subject to termination. As a result, our revenues and results of operations could be materially adversely affected.

        If one or more of our significant customers do not continue to engage us to provide services after the expiration of their current terminaling services agreements and we are unable to secure comparable alternative arrangements, our financial condition and results of operations will be adversely affected.

        Our terminaling services agreements with our significant customers expire on various dates from 2007 to 2016. After the expiration of each of these terminaling services agreements, the customers may elect not to continue to engage us to provide services. In addition, even if a significant customer does engage us, the terms of any renegotiated agreement may be less favorable than the agreement it replaces. In either case, we may not be able to generate sufficient additional revenues from third parties to replace any shortfall in revenues or increase in costs. Additionally, we may incur substantial costs if modifications to our terminals are required in order to attract substitute customers or provide alternative services. To the extent a significant customer does not extend or renew its terminaling services agreement, if we extend or renew the terminaling services agreement on less favorable terms or if we must incur substantial costs to attract substitute customers, our financial condition and results of operations could be adversely affected.

        We are exposed to the credit risks of TransMontaigne Inc. and our other significant customers, which could affect our creditworthiness. Any material nonpayment or nonperformance by such customers could also adversely affect our financial condition and results of operations.

        Because of TransMontaigne Inc.'s ownership interest in and control of us, the strong operational links between TransMontaigne Inc. and us and our reliance on TransMontaigne Inc. for a majority of our revenues, if one or more credit rating agencies were to view unfavorably the credit quality of TransMontaigne Inc., we could experience an increase in our borrowing costs or difficulty accessing capital markets. Such a development could adversely affect our ability to grow our business.

        We are subject to risks of loss resulting from nonpayment or nonperformance by our other significant customers. Some of our significant customers may be highly leveraged and subject to their own operating and regulatory risks. Any material nonpayment or nonperformance by our other significant customers could require us to pursue substitute customers for our affected assets or provide alternative services. There can be no assurance that any such efforts would be successful or would provide similar fees. These events could adversely affect our financial condition and results of operations.

        TransMontaigne may not elect to renew the omnibus agreement when it expires, which could have an adverse impact on our business operations and financial condition.

        Under the omnibus agreement, we currently pay TransMontaigne Inc. an annual administrative fee of $6.9 million for centralized corporate functions, such as management, legal, accounting, treasury, insurance administration and claims processing, health, safety and environmental, information technology, human resources, credit, payroll, taxes and engineering and other corporate services. The omnibus agreement will expire in May 2008, unless extended. TransMontaigne Inc. may elect not to extend the term of the omnibus agreement, or may only agree to extend the omnibus agreement on terms that are less favorable to us than the current terms.

        If TransMontaigne Inc. does not extend the omnibus agreement or does not offer to extend the omnibus agreement on terms that we find acceptable, we may have to seek to replace the services that TransMontaigne Inc. provides with a third party service provider. We may not be able to obtain similar services from independent third parties on economical terms or at all. If such services are unavailable or available at unfavorable rates, we would need to hire qualified managerial, technical and administrative personnel. The process of hiring, training and successfully integrating qualified personnel into our operations would be lengthy and would divert management's time and attention from managing our operations. Moreover, personnel with the qualifications, experience and contacts in the industry we require may be unavailable or difficult to hire. Our failure to hire and retain qualified employees could cause an interruption in our business and could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions.

        If we do not make acquisitions on economically acceptable terms, any future growth will be limited.

        Our ability to grow is dependent principally on our ability to make acquisitions that are attractive because they are expected to result in an increase in our quarterly distributions to unitholders. Our acquisition strategy is based, in part, on our expectation of ongoing divestitures of product terminal and transportation facilities by large industry participants. A material decrease in such divestitures would limit our opportunities for future acquisitions and could adversely affect our operations and cash flows.

        In addition, we may be unable to make attractive acquisitions for any of the following reasons, among others:

  •
  because we are outbid by competitors, some of which are substantially larger than us and have greater financial resources and lower costs of capital than we do;

  •
  because we are unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts with them, or acceptable terminaling services contracts with them or another customer; or

  •
  because we are unable to raise financing for such acquisitions on economically acceptable terms.

        If we consummate future acquisitions, our capitalization and results of operations may change significantly.

        Any acquisitions we make are subject to substantial risks, which could adversely affect our financial condition and results of operations.

        Any acquisition involves potential risks, including risks that we may:

  •
  fail to realize anticipated benefits, such as cost-savings or cash flow enhancements;

  •
  decrease our liquidity by using a significant portion of our available cash or borrowing capacity to finance acquisitions;

  •
  significantly increase our interest expense or financial leverage if we incur additional debt to finance acquisitions;

  •
  encounter difficulties operating in new geographic areas or new lines of business;

  •
  incur or assume unanticipated liabilities, losses or costs associated with the business or assets acquired, including upon exercise of our exclusive option with TransMontaigne Inc., for which we are not indemnified or for which the indemnity is inadequate;

  •
  be unable to hire, train or retain qualified personnel to manage and operate our growing business and assets;

  •
  less effectively manage our historical assets, because of the diversion of management's attention; or

  •
  incur other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges.

        If any acquisitions we ultimately consummate result in one or more of these outcomes, our financial condition and results of operations may be adversely affected.

        Our exclusive option to negotiate for the purchase of additional product terminals from TransMontaigne Inc. is subject to significant risks and uncertainty, and thus the option may not be exercised, which could limit our ability to grow our business.

        TransMontaigne Inc. granted us an exclusive option to negotiate for the purchase of additional product terminals. The exercise of the option with respect to any additional terminals will be subject to the negotiation of a purchase price and, if appropriate, a terminaling services agreement relating to the terminals proposed to be purchased, and may be conditioned on obtaining various consents. Such consents may include consents of third parties or governmental consents. We can offer no assurance that we will be able to successfully negotiate a purchase price or that any necessary consents will be obtained. Additionally, the conflicts committee of our general partner may conclude that it does not wish to cause us to exercise the option when it becomes exercisable, and their decision will not be subject to unitholder approval.

        If for any reason the exercise of an option is not consummated, our ability to grow our business may be limited. In addition, if we do not acquire the facilities subject to the option, TransMontaigne Inc. or another purchaser of the relevant facilities may use the facilities to compete with us.

        We may not be able to obtain financing for the exercise of our exclusive option to purchase additional product terminals from TransMontaigne Inc., which could limit our ability to grow our business.

        Even if the conflicts committee of the board of directors of our general partner concludes that exercising an option to acquire additional product terminals from TransMontaigne Inc. would be beneficial to us, we may be unable to obtain the financing necessary to exercise the option. To fund the exercise of an option, we would be required to use cash from operations or incur borrowings or raise capital through the sale of debt or additional equity securities. Our ability to obtain bank financing or to access the capital markets for future offerings may be limited by our financial condition at the time of any such financing or offering, as well as by adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties that are beyond our control.

        Expanding our business by constructing new facilities subjects us to risks that the project may not be completed on schedule, and that the costs associated with the project may exceed our estimates or budgeted costs, which could adversely affect our financial condition and results of operations.

        The construction of additions or modifications to our existing terminal and transportation facilities, and the construction of new terminals and pipelines, involves numerous regulatory, environmental, political, legal and operational uncertainties beyond our control and requires the expenditure of significant amounts of capital. If we undertake these projects, they may not be completed on schedule or at all or at the budgeted cost. Moreover, our revenues may not increase immediately upon the expenditure of funds on a particular project. For instance, if we construct additional storage capacity, the construction may occur over an extended period of time, and we will not receive any material increases in revenues until the project is completed. Moreover, we may construct additional storage capacity to capture anticipated future growth in consumption of products in a market in which such growth does not materialize.

        A significant decrease in demand for products in the areas served by our terminals and pipeline would adversely affect our financial condition and results of operations.

        A sustained decrease in demand for products in the areas served by our terminals and pipeline could significantly reduce our revenues. Factors that could lead to a decrease in market demand include:

  •
  a recession or other adverse condition that results in lower spending by consumers on gasolines, distillates, and travel;

  •
  an increase in the market price of crude oil that leads to higher refined product prices;

  •
  higher fuel taxes or other governmental or regulatory actions that increase, directly or indirectly, the cost of gasolines or other refined products; and

  •
  a shift by consumers to more fuel-efficient or alternative fuel vehicles or an increase in fuel economy, whether as a result of technological advances by manufacturers, pending legislation proposing to mandate higher fuel economy or otherwise.

        Competition from other terminals and pipelines that are able to supply our significant customers with storage capacity at a lower price could adversely affect our financial condition and results of operations.

        We face competition from other terminals and pipelines that may be able to supply our significant customers with integrated terminaling services on a more competitive basis. We compete with national, regional and local terminal and pipeline companies, including the major integrated oil companies, of widely varying sizes, financial resources and experience. Our ability to compete could be harmed by factors we cannot control, including:

  •
  price competition from terminal and transportation companies, some of which are substantially larger than us and have greater financial resources and control substantially greater product storage capacity, than we do;

  •
  the perception that another company may provide better service; and

  •
  the availability of alternative supply points or supply points located closer to our customers' operations.

        If we are unable to compete with services offered by other enterprises, our financial condition and results of operations would be adversely affected.

        In addition, TransMontaigne Inc. may engage in competition with us under certain conditions. Pursuant to the omnibus agreement, TransMontaigne Inc. has agreed to offer us certain tangible assets it acquires or constructs related to the storage, transportation or terminaling of refined petroleum products in the United States. If we decline any such offer, TransMontaigne Inc. will be free to use the asset to compete with us or to sell the asset without restriction. If we indicate our desire to purchase the assets, but we cannot agree on the terms, TransMontaigne Inc. has the right to sell the asset, subject to certain restrictions, to a third party. Either event would increase competition in the area in which the asset is located.

        Because of our lack of asset diversification, adverse developments in our terminals or pipeline operations could adversely affect our revenues and cash flows.

        We rely exclusively on the revenues generated from our terminals and pipeline operations. Because of our lack of diversification in asset type, an adverse development in these businesses would have a significantly greater impact on our financial condition and results of operations than if we maintained more diverse assets.

        Our operations are subject to governmental laws and regulations relating to the protection of the environment that may expose us to significant costs and liabilities.

        Our business is subject to the jurisdiction of numerous governmental agencies that enforce complex and stringent laws and regulations with respect to a wide range of environmental, safety and other regulatory matters. We could be adversely affected by increased costs resulting from more strict pollution control requirements or liabilities resulting from non-compliance with required operating or other regulatory permits. New environmental laws and regulations might adversely impact our activities, including the transportation, storage and distribution of petroleum products. Federal, state and local agencies also could impose additional safety requirements, any of which could affect our profitability. Furthermore, our failure to comply with environmental or safety related laws and regulations could result also in the assessment of administrative, civil and criminal penalties, the imposition of investigatory and remedial obligations and even the issuance of injunctions that restrict or prohibit the performance of our operations.

        Terrorist attacks, and the threat of terrorist attacks, have resulted in increased costs to our business. Continued hostilities in the Middle East or other sustained military campaigns may adversely impact our ability to make distributions to our unitholders.

        The long-term impact of terrorist attacks, such as the attacks that occurred on September 11, 2001, and the threat of future terrorist attacks, on the energy transportation industry in general, and on us in particular, is not known at this time. Increased security measures taken by us as a precaution against possible terrorist attacks have resulted in increased costs to our business. Uncertainty surrounding continued hostilities in the Middle East or other sustained military campaigns may affect our operations in unpredictable ways, including the possibility that infrastructure facilities could be direct targets of, or indirect casualties of, an act of terrorism.

        We are not fully insured against all risks incident to our business, and could incur substantial liabilities as a result.

        We may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates. As a result of market conditions, premiums and deductibles for certain of our insurance policies have increased substantially, and could escalate further. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. For example, our insurance carriers require broad exclusions for losses due to terrorist acts. If we were to incur a significant liability for which we were not fully insured, it could have a material adverse effect on our financial condition. In accordance with typical industry practice, we do not have any property insurance on the Razorback Pipeline.

        We share insurance policies, including our general liability and pollution policies, with TransMontaigne Inc. These policies contain caps on the insurer's maximum liability under the policy, and claims made by either of TransMontaigne Inc. or us are applied against the caps. In the event we reach the cap, we would seek to acquire additional insurance in the marketplace; however, we can provide no assurance that such insurance would be available or if available, at a reasonable cost. The possibility exists that, in any event in which we wish to make a claim under a shared insurance policy, our claim could be denied or only partially satisfied due to claims made by TransMontaigne Inc. against the policy cap.

        Our debt levels may limit our flexibility in obtaining additional financing and in pursuing other business opportunities.

        Our level of debt could have important consequences to us. For example our level of debt could:

  •
  impair our ability to obtain additional financing, if necessary, for distributions to unitholders, working capital, capital expenditures, acquisitions or other purposes;

  •
  require us to dedicate a substantial portion of our cash flow to make principal and interest payments on our debt, reducing the funds that would otherwise be available for operations and future business opportunities;

  •
  make us more vulnerable to competitive pressures, changes in interest rates or a downturn in our business or the economy generally;

  •
  impair our ability to make distributions to our unitholders; and

  •
  limit our flexibility in responding to changing business and economic conditions.

        If our operating results are not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing distributions, reducing or delaying our business activities, acquisitions, investments or capital expenditures, selling assets, restructuring or refinancing our debt, or seeking additional equity capital. We may not be able to effect any of these actions on satisfactory terms, or at all.

        Our credit facility also contains covenants limiting our ability to make distributions to unitholders in certain circumstances. In addition, our credit facility contains various covenants that limit, among other things, our ability to incur indebtedness, grant liens or enter into a merger, consolidation or sale of assets. Furthermore, our credit facility contains covenants requiring us to maintain certain financial ratios and tests. Any future breach of any of these covenants or our failure to meet any of these ratios or conditions could result in a default under the terms of our credit facility, which could result in acceleration of our debt and other financial obligations. If we were unable to repay those amounts, the lenders could initiate a bankruptcy proceeding or liquidation proceeding or proceed against the collateral.

Risks Inherent in an Investment in Us

        We may not have sufficient cash from operations to enable us to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner.

        We may not have sufficient available cash each quarter to pay the minimum quarterly distribution. The amount of cash we can distribute on our common units principally depends upon the amount of cash we generate from our operations, which will fluctuate from quarter to quarter based on, among other things:

  •
  the level of consumption of products in the markets in which we operate;

  •
  the prices we obtain for our services;

  •
  the level of our operating costs, including payments to our general partner; and

  •
  prevailing economic conditions.

        Additionally, the actual amount of cash we have available for distribution depends on other factors such as:

  •
  the level of capital expenditures we make;

  •
  the restrictions contained in our debt instruments and our debt service requirements;

  •
  fluctuations in our working capital needs; and

  •
  the amount, if any, of reserves, including reserves for future capital expenditures and other matters, established by our general partner in its discretion.

        The amount of cash we have available for distribution depends primarily on our cash flow, including cash flow from operations and working capital borrowings, and not solely on profitability, which will be affected by non-cash items. As a result, we may make cash distributions during periods when we incur net losses and may not make cash distributions during periods when we generate net earnings.

        Our partnership agreement limits our general partner's fiduciary duties and restricts the remedies available to unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

        Our partnership agreement contains provisions that reduce the standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our partnership agreement:

  •
  permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. This entitles our general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner. Examples include the exercise of its limited call right, its voting rights with respect to the units it owns, its registration rights and its determination whether to consent to any merger or consolidation of the partnership;

  •
  provides that the general partner shall not have any liability to us or our unitholders for decisions made in its capacity as a general partner so long as it acted in good faith, meaning it believed that the decision was in the best interests of our partnership;

  •
  generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of the board of directors of our general partner and not involving a vote of unitholders must be on terms no less favorable to us than those generally being provided to or available from unrelated third parties or be "fair and reasonable" to us, as determined by the general partner in good faith, and that, in determining whether a transaction or resolution is "fair and reasonable," our general partner may consider the totality of the relationships between the parties involved, including other transactions that may be particularly advantageous or beneficial to us; and

  •
  provides that our general partner and its officers and directors will not be liable for monetary damages to us, our limited partners or assignees for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our general partner or those other persons acted in bad faith or engaged in fraud or willful misconduct.

        TransMontaigne Inc. controls our general partner, which has sole responsibility for conducting our business and managing our operations. TransMontaigne Inc. and Morgan Stanley Capital Group have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interests to our detriment.

        TransMontaigne Services Inc., a wholly owned subsidiary of TransMontaigne Inc., owns and controls our general partner. TransMontaigne Inc., in turn, is wholly owned by Morgan Stanley Capital Group, which is the principal commodities trading arm of Morgan Stanley. Neither our general partner nor its board of directors is elected by our unitholders and our unitholders have no right to elect our general partner or its board of directors on an annual or other continuing basis. Furthermore, unitholders have limited ability to remove our general partner.

        Two of our general partner's directors, and all of its executive officers, are affiliated with TransMontaigne Inc. and one of our general partner's directors is affiliated with Morgan Stanley Capital Group. Therefore, conflicts of interest may arise between TransMontaigne Inc. and its affiliates, including Morgan Stanley Capital Group and our general partner, on the one hand, and us and our unitholders, on the other hand. In resolving those conflicts of interest, our general partner may favor its own interests and the interests of its affiliates over the interests of our unitholders.

        The following are potential conflicts of interest:

  •
  TransMontaigne Inc. and Morgan Stanley Capital Group, as users of our pipeline and terminals, have economic incentives not to cause us to seek higher tariffs or higher terminaling service fees, even if such higher rates or terminaling service fees would reflect rates that could be obtained in arm's-length, third-party transactions.

  •
  TransMontaigne Inc. and its affiliates may engage in competition with us under certain circumstances.

  •
  Neither our partnership agreement nor any other agreement requires TransMontaigne Inc. or Morgan Stanley Capital Group to pursue a business strategy that favors us. TransMontaigne Inc.'s and Morgan Stanley Capital Group's respective directors and officers have fiduciary duties to make decisions in the best interests of those companies, which may be contrary to our interests or the interests of our other customers.

  •
  Our general partner is allowed to take into account the interests of parties other than us, such as TransMontaigne Inc. and Morgan Stanley Capital Group, in resolving conflicts of interest.

  •
  Officers of TransMontaigne Inc. who provide services to us also devote significant time to the businesses of TransMontaigne Inc., and are compensated by TransMontaigne Inc. for the services rendered to it.

  •
  Our general partner has limited its liability and reduced its fiduciary duties, and also has restricted the remedies available to our unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty.

  •
  Our general partner determines the amount and timing of acquisitions and dispositions, capital expenditures, borrowings, issuance of additional partnership securities, and reserves, each of which can affect the amount of cash that is distributed to our unitholders.

  •
  Our general partner determines the amount and timing of any capital expenditures and whether a capital expenditure is a maintenance capital expenditure, which reduces operating surplus, or an expansion capital expenditure, which does not reduce operating surplus. That determination can affect the amount of cash that is distributed to our unitholders.

  •
  Our general partner may use an amount, equal to $12.8 million as of the date of this prospectus, which would not otherwise constitute operating surplus, in order to permit the payment of cash distributions on the incentive distribution rights.

  •
  Our general partner determines which out-of-pocket costs incurred by TransMontaigne Inc. are reimbursable by us.

  •
  Our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf.

  •
  Our general partner intends to limit its liability regarding our contractual and other obligations.

  •
  Our general partner may exercise its limited right to call and purchase common units if it and its affiliates own more than 80% of the common units.

  •
  Our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates, including the terminaling services agreements with TransMontaigne Inc. and Morgan Stanley Capital Group.

  •
  Our general partner decides whether to retain separate counsel, accountants, or others to perform services for us.

        By purchasing a common unit, a common unitholder will become bound by the provisions in the partnership agreement, including the provisions discussed above (please read "Description of the Common Units—Transfer of Common Units").

        Cost reimbursements, which will be determined by our general partner, and fees due our general partner and its affiliates for services provided are and will continue to be substantial and will reduce our cash available for distribution to unitholders.

        Payments to our general partner are and will continue to be substantial and will reduce the amount of available cash for distribution to unitholders. For the year ended December 31, 2006, we paid TransMontaigne Inc. and its affiliates an administrative fee of $3.4 million with an additional insurance reimbursement of $1.0 million. In connection with our acquisition of the River and Brownsville facilities on December 29, 2006, the administrative fee was increased to $6.9 million and the insurance reimbursement was increased to $1.6 million for 2007. Both the administrative fee and the insurance reimbursement are subject to increase in the event we acquire or construct facilities to be managed and operated by TransMontaigne Inc. Our general partner and its affiliates will continue to be entitled to reimbursement for all other direct expenses they incur on our behalf, including the salaries of and the cost of employee benefits for employees working on-site at our terminals and pipeline. Our general partner will determine the amount of these expenses. Our general partner and its affiliates also may provide us other services for which we will be charged fees as determined by our general partner.

        Unitholders have limited voting rights, and are not entitled to elect our general partner or its directors.

        Unlike the holders of common stock in a corporation, our unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management's decisions regarding our business. Unitholders do not elect our general partner or its board of directors, and will have no right to elect our general partner or its board of directors on an annual or other continuing basis. The board of directors of our general partner is chosen by the members of our general partner. As a result of these limitations, the price at which the common units trade may be diminished because of the absence or reduction of a takeover premium in the trading price.

        Even if unitholders are dissatisfied, it may be difficult for them to remove our general partner without its consent.

        Our unitholders may be unable to remove our general partner without its consent because our general partner and its affiliates own 45.5% of our outstanding common and subordinated units, as of the date of this prospectus. The vote of the holders of at least 66 2/3% of all outstanding common and subordinated units voting together as a single class, including units owned by our general partner and its affiliates, is required to remove our general partner. Also, if our general partner is removed without cause during the subordination period and units held by our general partner and its affiliates are not voted in favor of that removal, all remaining subordinated units will automatically convert into common units and any existing arrearages on the common units will be extinguished. A removal of our general partner under these circumstances would adversely affect the common units by prematurely eliminating their distribution and liquidation preference over the subordinated units, which would otherwise have continued until we had met certain distribution and performance tests.

        Additionally, any or all of the provisions of the omnibus agreement, other than the indemnification provisions, will be terminable by TransMontaigne Inc. at its option if our general partner is removed without cause and units held by our general partner and its affiliates are not voted in favor of that removal. Cause is narrowly defined to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding our general partner liable for actual fraud or willful or wanton misconduct in its capacity as our general partner. Cause does not include most cases of charges of poor management of the business, so the removal of our general partner because of the unitholders' dissatisfaction with our general partner's performance in managing our partnership will most likely result in the termination of the subordination period.

        Our partnership agreement restricts the voting rights of unitholders owning 20% or more of our common units.

        Unitholders' voting rights are further restricted by the partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than our general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our general partner, cannot vote on any matter. Our partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders' ability to influence the manner or direction of management.

        The control of our general partner may be transferred to a third party without unitholder consent.

        Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. If TransMontaigne Inc. ceases to control our general partner, our exclusive option to negotiate for the purchase of product terminals from TransMontaigne Inc. under the omnibus agreement would terminate. The termination of such option could adversely impact our ability to grow through the acquisition of additional product terminals, which could have an adverse effect on our operations. Furthermore, our partnership agreement does not restrict the ability of the members of our general partner from transferring their respective limited liability company interests in our general partner to a third party. The new members of our general partner then would be in a position to replace the board of directors and officers of our general partner with their own choices and to control the decisions taken by the board of directors and officers.

        We may issue additional units without your approval, which would dilute your ownership interests.

        Subject to applicable NYSE rules, our general partner may cause us to issue an unlimited number of additional units without the approval of our unitholders. We may issue additional units in connection with the exercise of our option under the omnibus agreement with TransMontaigne Inc.

        The issuance by us of additional common units or other equity securities of equal or senior rank will have the following effects:

  •
  our unitholders' proportionate ownership interest in us will decrease;

  •
  the amount of cash available for distribution on each unit may decrease;

  •
  because a lower percentage of total outstanding units will be subordinated units, the risk that a shortfall in the payment of the minimum quarterly distribution will be borne by our common unitholders will increase;

  •
  the relative voting strength of each previously outstanding unit may be diminished; and

  •
  the market price of the common units may decline.

        Our general partner has a limited call right that may require you to sell your common units at an undesirable time or price.

        If at any time our general partner and its affiliates own more than 80% of the common units, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the common units held by unaffiliated persons at a price not less than their then-current market price. As a result, you may be required to sell your common units at an undesirable time or price and may not receive any return on your investment. You also may incur a tax liability upon a sale of your units. As of the date of this prospectus, our general partner and its affiliates own 3,322,266 subordinated units, representing 45.5% of all limited partnership interests, which units will convert into common units at the end of the subordination period. For additional information about this call right, please read "Description of Our Partnership Agreement—Limited Call Right."

        Your liability may not be limited if a court finds that unitholder action constitutes control of our business.

        A general partner of a partnership generally has unlimited liability for the obligations of the partnership, except for those contractual obligations of the partnership that are expressly made without recourse to the general partner. Our partnership is organized under Delaware law and we conduct business in a number of other states. The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some of the other states in which we do business. You could be liable for our obligations as if you were a general partner if:

  •
  a court or government agency determined that we were conducting business in a state but had not complied with that particular state's partnership statute; or

  •
  your right to act with other unitholders to remove or replace the general partner, to approve some amendments to our partnership agreement or to take other actions under our partnership agreement constitute "control" of our business.

        Please read "Description of Our Partnership Agreement—Limited Liability" for a discussion of the implications of the limitations of liability on a unitholder.

  Unitholders may have liability to repay distributions.

        Under certain circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we

may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets. Delaware law provides that for a period of three years from the date of the impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. Purchasers of units who become limited partners are liable for the obligations of the transferring limited partner to make contributions to the partnership that are known to the purchaser of units at the time it became a limited partner and for unknown obligations if the liabilities could be determined from the partnership agreement. Liabilities to partners on account of their partnership interests and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.

Risks Related to Debt Securities

        We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

        We have a holding company structure, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the ownership interests in our subsidiaries. As a result, our ability to make required payments on the debt securities depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, credit facilities and applicable state partnership laws and other laws and regulations. Pursuant to the credit facilities, we may be required to establish cash reserves for the future payment of principal and interest on the amounts outstanding under the credit facilities. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the debt securities, or to repurchase the debt securities upon the occurrence of a change of control, we may be required to adopt one or more alternatives, such as a refinancing of the debt securities. We cannot assure you that we would be able to refinance the debt securities.

        If we issue unsecured debt securities, your right to receive payments on the debt securities will be unsecured and will be effectively subordinated to our existing and future secured indebtedness and to indebtedness of any of our subsidiaries who do not guarantee the debt securities.

        Any unsecured debt securities, including any guarantees, issued by us, TransMontaigne Operating Company L.P. or any Subsidiary Guarantors will be effectively subordinated to the claims of our secured creditors. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of our business or that of TransMontaigne Operating Company L.P. or any Subsidiary Guarantors, their secured creditors would generally have the right to be paid in full before any distribution is made to the holders of the unsecured debt securities. Furthermore, if any of our subsidiaries do not guarantee the unsecured securities, these debt securities will be effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of those subsidiaries. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to the issuer of the unsecured debt securities or the holders of the unsecured debt securities.

        We do not have the same flexibility as other types of organizations to accumulate cash, which may limit cash available to service the debt securities or to repay them at maturity.

        Unlike a corporation, our partnership agreement requires us to distribute on a quarterly basis, 100% of our available cash to our unitholders of record and our general partner. Available cash is generally all of our cash on hand at the end of each quarter, after payment of fees and expenses and the establishment of cash reserves by our general partner in its discretion. Our general partner determines the amount and timing of cash distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating partnerships in amounts the general partner determines in its reasonable discretion to be necessary or appropriate:

  •
  to provide for the proper conduct of our business and the businesses of our operating partnerships (including reserves for future capital expenditures and for our anticipated future credit needs);

  •
  to provide funds for distributions to our unitholders and our general partner from any one or more of the next four calendar quarters; or

  •
  to comply with applicable law or any of our loan or other agreements.

        Depending on the timing and amount of our cash distributions to unitholders and because we are not required to accumulate cash for the purpose of meeting obligations to holders of any debt securities, such distributions could significantly reduce the cash available to us in subsequent periods to make payments on any debt securities.

Tax Risks

        You should read "Material Tax Consequences" for a more complete discussion of the expected material federal income tax consequences of owning and disposing of our common units.

        Our tax treatment depends on our status as a partnership for federal income tax purposes, as well as our not being subject to a material amount of entity-level taxation by states. If the Internal Revenue Service were to treat us as a corporation or if we were to become subject to a material amount of entity-level taxation for state tax purposes, then our cash available for distribution to unitholders would be substantially reduced.

        The anticipated after-tax benefit of an investment in the common units depends largely on our being treated as a partnership for federal income tax purposes.

        If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our income at the corporate tax rate, which is currently a maximum of 35%. Distributions to our unitholders would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to our unitholders. Because a tax would be imposed upon us as a corporation, our cash flows would be substantially reduced. Thus, treatment of us as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to our unitholders, likely causing a substantial reduction in the value of the common units.

        Current law may change, causing us to be treated as a corporation for federal income tax purposes or otherwise subjecting us to entity-level taxation. For example, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us as an entity, our cash flows would be reduced. For example, under recently enacted legislation, we will be subject to a new entity level tax payable in 2008 on the portion of our total revenue (as that term is defined in the legislation) that is generated in Texas beginning in our tax year ending December 31, 2007. Specifically, the Texas margin tax will be imposed at a maximum effective rate of 0.7% of our total revenue that is apportioned to Texas. Imposition of such a tax on us by Texas, or any other state, will reduce the cash available for distribution to our unitholders. The partnership agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, then the minimum quarterly distribution amount and the target distribution amounts will be reduced to reflect the impact of that law on us.

        If the IRS were to successfully challenge our use of a calendar taxable year for federal income tax purposes, the challenge may result in adjustments to the federal income tax liability of our unitholders, and the imposition of tax penalties on us and we may have difficulty providing our unitholders with all of the information necessary to timely file their federal income tax returns. As a result, the market for our common units may be adversely affected and our relations with our unitholders could suffer.

        Under the Internal Revenue Code and applicable Treasury Regulations, we are required to use a taxable year that is determined by reference to the taxable years of our partners. If holders of a majority of the interests in our capital and profits use a single taxable year, we must use that year. If there is no such "majority interest taxable year," and if no person with a taxable year different from that of our general partner and its affiliates owns a 5% or greater interest in our capital or profits, then we must use the same taxable year as our general partner and its affiliates. If there is no majority interest taxable year and there is an owner, other than our general partner and its affiliates, of 5% or more of our capital or profits that has a taxable year different from that of our general partner and its affiliates, we must use the taxable year that produces the "least aggregate deferral" to holders of partnership interests. In general, these determinations are made on the first day of each taxable year.

        There are significant factual and legal uncertainties in applying these rules to us because:

  •
  our general partner and its affiliates have not used, and do not currently use, the calendar year as their taxable year;

  •
  we have limited information as to the taxable years of the holders of our common units; and

  •
  the regulations prescribing the time and manner for determining the interest of a partner in our profits are susceptible to multiple interpretations.

        Our initial taxable year ended on June 30, 2005, because our general partner and its affiliates, who used a June 30 taxable year at the time we were organized, initially owned all of the interests in our profits and capital. We have taken the position that we were required to change our taxable year to the calendar year as of July 1, 2005, on the basis that the calendar year was our "majority interest taxable year" due to public ownership of our common units by calendar year taxpayers. In view of the factual and legal uncertainties regarding the taxable year that we are required to use, our position that we are required to use the calendar year as our taxable year is also based in part upon the fact that the calendar year is (i) the simplest and most administrable taxable year for a publicly traded partnership, (ii) to our knowledge, the taxable year used by all other publicly traded partnerships and (iii) the default taxable year originally provided by the Internal Revenue Code for partnerships in certain other circumstances. Based upon that position, we used the calendar year as our taxable year for 2006 and plan to use the calendar year as our taxable year for 2007. The IRS, however, could disagree with the position we have taken.

        If we are required to change our taxable year to a year other than the calendar year, we may have difficulty providing certain unitholders with information about our income, gain, loss and deduction for our taxable year in a manner that allows those unitholders to timely file their federal income tax returns for the years in which they are required to include their share of our income, gain, loss and deduction. In addition, if we are required to change our taxable year as a result of an IRS challenge of our use of the calendar year for a taxable year as to which we and our unitholders have already filed a federal income tax return, the change may result in an adjustment to a unitholder's federal income tax liability and we could be subject to penalties. In that event, our relations with our unitholders could suffer. Moreover, if we were not allowed to use a calendar year end for tax purposes, many existing and potential unitholders that do have a calendar tax year may not be willing to purchase our units, which could adversely affect the market price of our units and limit our ability to raise capital through public or private offerings of our units in the future.

        A successful IRS contest of the federal income tax positions we take may adversely impact the market for our common units, and the costs of any contest will be borne by our unitholders and our general partner.

        The IRS may adopt positions that differ from positions we have taken or from our counsel's conclusions expressed in this prospectus. It may be necessary to resort to administrative or court proceedings to sustain some or all of our counsel's conclusions or the positions we take. A court may not agree with some or all of the our counsel's conclusions or the positions we take. Any contest with the IRS may materially and adversely impact the market for our common units and the price at which they trade. In addition, the costs of any contest with the IRS will result in a reduction in cash available for distribution to our unitholders and our general partner and, thus, will be borne indirectly by our unitholders and our general partner.

        You may be required to pay taxes on your share of our income even if you do not receive any cash distributions from us.

        You will be required to pay federal income taxes and, in some cases, state and local income taxes on your share of our taxable income, whether or not you receive cash distributions from us. You may not receive cash distributions from us equal to your share of our taxable income or even equal to the actual tax liability that results from your share of our taxable income.

        Tax gain or loss on the disposition of our common units could be different than expected.

        If you sell your common units, you will recognize gain or loss equal to the difference between the amount realized and your tax basis in those common units. Prior distributions to you in excess of the total net taxable income you were allocated for a common unit, which decreased your tax basis in that common unit, will, in effect, become taxable income to you if the common unit is sold at a price greater than your tax basis in that common unit, even if the price you receive is less than your original cost. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income to you. If you sell your units, you may incur a tax liability in excess of the amount of cash you receive from the sale. If the IRS successfully contests some positions we take, unitholders could recognize more gain on the sale of units than would be the case under those positions, without the benefit of decreased income in prior years.

        Tax-exempt entities, regulated investment companies and foreign persons face unique tax issues from owning common units that may result in adverse tax consequences to them.

        Investment in common units by tax-exempt entities, such as individual retirement accounts (known as IRAs), other retirement plans and non-U.S. persons raises issues unique to them. For example, virtually all of our income allocated to organizations exempt from federal income tax, including IRAs and other retirement plans, will be unrelated business taxable income and will be taxable to them. Regulated investment companies are subject to limitations and special rules with respect to ownership of our common units. Distributions to non-U.S. persons will be reduced by withholding taxes at the highest applicable effective tax rate, and non-U.S. persons will be required to file United States federal income tax returns and pay tax on their share of our taxable income. If you are a tax-exempt entity, regulated investment company or a non-U.S. person, you should consult your tax advisor before investing in our units.

        We treat each purchaser of units as having the same tax benefits without regard to the units purchased. The IRS may challenge this treatment, which could adversely affect the value of the common units.

        Because we cannot match transferors and transferees of common units, we take depreciation and amortization positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to you. It also could affect the timing of these tax benefits or the amount of gain from your sale of common units and could have a negative impact on the value of our common units or result in audit adjustments to your tax returns. Please read "Material Tax Consequences—Uniformity of Units" for a further discussion of the effect of the depreciation and amortization positions we will adopt.

        You likely will be subject to state and local taxes and return filing requirements as a result of investing in our common units.

        In addition to federal income taxes, you will likely be subject to other taxes, such as state and local income taxes, unincorporated business taxes and estate, inheritance, or intangible taxes that are imposed by the various jurisdictions in which we do business or own property. You likely will be required to file state and local income tax returns and pay state and local income taxes in some or all of these various jurisdictions. Further, you may be subject to penalties for failure to comply with those requirements. We own property and conduct business in Alabama, Arkansas, Florida, Indiana, Kentucky, Louisiana, Mississippi, Missouri, Ohio, Oklahoma, and Texas. Of those states, Florida and Texas currently do not impose a state income tax upon individuals. We may own property or conduct business in other states or foreign countries in the future. It is your responsibility to file all federal, state and local tax returns. Our counsel has not rendered an opinion on the state and local tax consequences of an investment in our common units.

        The sale or exchange of 50% or more of our capital and profits interests during any twelve-month period will result in the termination of our partnership for federal income tax purposes.

        For federal income tax purposes, the partnership will be considered to have terminated if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. Our termination would, among other things, result in the closing of our taxable year for all unitholders and could result in a deferral of depreciation deductions allowable in computing our taxable income. If this occurs, you will be allocated an increased amount of federal taxable income for the year in which we are considered to be terminated as a percentage of the cash distributed to you with respect to that period.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the following:

  •
  certain statements, including possible or assumed future results of operations, in "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

  •
  any statements contained in this prospectus regarding the prospects for our business or any of our services or our ability to pay distributions;

  •
  any statements preceded by, followed by or that include the words "may," "seeks," "believes," "expects," "anticipates," "intends," "continues," "estimates," "plans," "targets," "predicts," "attempts," "is scheduled," or similar expressions; and

  •
  other statements contained in this prospectus regarding matters that are not historical facts.

        Our business and results of operations are subject to risks and uncertainties, many of which are beyond our ability to control or predict. Because of these risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements, and investors are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

        Important factors, many of which are described in more detail in "Risk Factors" that could cause actual results to differ materially from our expectations include, but are not limited to:

  •
  a reduction in revenues from any of our significant customers upon which we rely for a substantial majority of our revenues;

  •
  debt levels and restrictions in our debt agreements that may limit our operational flexibility;

  •
  the impact on our facilities or operations of extreme weather conditions, such as hurricanes, and other events, such as terrorist attacks or war and costs associated with environmental compliance and remediation;

  •
  failure by any of our significant customers to continue to engage us to provide services after the expiration of existing terminaling services agreements, or our failure to secure comparable alternative arrangements;

  •
  the continued creditworthiness of, and performance by our significant customers;

  •
  the availability of acquisition opportunities and successful integration and future performance of acquired facilities;

  •
  timing, cost and other economic uncertainties related to the construction of new tank capacity or facilities;

  •
  conflicts of interest and the limited fiduciary duties of our general partner, which is controlled by TransMontaigne Inc.;

  •
  our failure to avoid federal income taxation as a corporation or the imposition of state-level taxation; and

  •
  the impact of current and future laws and governmental regulations, general economic, market or business conditions.

        We do not intend to update these forward-looking statements except as required by law.

USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general partnership purposes, which may include, among other things:

  •
  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

  •
  funding working capital, capital expenditure or acquisitions.

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

	Years ended June 30,				Six Months Ended December 31, 2005	Year Ended December 31, 2006
	2002	2003	2004	2005
Ratio of Earnings to Fixed Charges	216.4x	153.7x	137.7x	44.0x	7.4x	2.2x

        TransMontaigne Partners closed its initial public offering of units on May 27, 2005. Therefore, the information appearing in the table for all periods prior to May 27, 2005 is the information of TransMontaigne Partners (Predecessor). Prior to May 27, 2005, TransMontaigne Partners (Predecessor) was primarily funded with equity contributions from TransMontaigne Inc.

DESCRIPTION OF THE DEBT SECURITIES

        TransMontaigne Partners may issue senior debt securities under an indenture among TransMontaigne Partners, as issuer, TransMontaigne Operating Company L.P., Razorback L.L.C., Coastal Terminals L.L.C. and TPSI Terminals L.L.C., as possible Subsidiary Guarantors, and a trustee that we will name in the related prospectus supplement. We refer to this indenture as the TransMontaigne Partners senior indenture. TransMontaigne Partners may also issue subordinated debt securities under an indenture to be entered into among TransMontaigne Partners, as issuer, TransMontaigne Operating Company L.P., Razorback L.L.C., Coastal Terminals L.L.C. and TPSI Terminals L.L.C., as possible Subsidiary Guarantors, and a trustee that we will name in the related prospectus supplement. We refer to this indenture as the TransMontaigne Partners subordinated indenture.

        TransMontaigne Operating Company L.P. may issue senior debt securities under an indenture among TransMontaigne Operating Company L.P., as issuer, TransMontaigne Partners, as Guarantor, Razorback L.L.C., Coastal Terminals L.L.C. and TPSI Terminals L.L.C., as possible Subsidiary Guarantors, and a trustee that we will name in the related prospectus supplement. We refer to this indenture as the TransMontaigne Operating Company senior indenture. TransMontaigne Operating Company L.P. may also issue subordinated debt securities under an indenture to be entered into among TransMontaigne Operating Company L.P., as issuer, TransMontaigne Partners, as Guarantor, Razorback L.L.C., Coastal Terminal L.L.C. and TPSI Terminals L.L.C., as possible Subsidiary Guarantors, and a trustee that we will name in the related prospectus supplement. We refer to this indenture as the TransMontaigne Operating Company subordinated indenture.

        We refer to the TransMontaigne Partners senior indenture, the TransMontaigne Operating Company senior indenture, the TransMontaigne Partners subordinated indenture and the TransMontaigne Operating Company subordinated indenture collectively as the indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

        We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the form of the senior indentures and the form of the subordinated indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.

        Unless the context otherwise requires, references in this section to "we," "us" and "our" mean TransMontaigne Partners L.P. and TransMontaigne Operating Company L.P., and references in this prospectus to an "indenture" refer to the particular indenture under which we issue a series of debt securities.

Provisions Applicable to Each Indenture

General.

        Any series of debt securities:

  •
  will be general obligations of the issuer of such series;

  •
  will be general obligations of the Guarantor if they are guaranteed by the Guarantor;

  •
  will be general obligations of the Subsidiary Guarantors if they are guaranteed by the Subsidiary Guarantors; and

  •
  may be subordinated to the Senior Indebtedness of TransMontaigne Partners, TransMontaigne Operating Company L.P. and the Subsidiary Guarantors.

        The indentures do not limit the amount of debt securities that may be issued under any indenture, and do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities under an indenture from time to time in one or more series, each in an amount authorized prior to issuance.

Terms.

        We will prepare a prospectus supplement and either a supplemental indenture, or authorizing resolutions of the board of directors of our general partner, accompanied by an officers' certificate, relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the form and title of the debt securities of that series;

  •
  the total principal amount of the debt securities of that series;

  •
  whether the debt securities of that series will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities of that series will be payable;

  •
  any interest rate which the debt securities of that series will bear, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  any right to extend or defer the interest payment periods and the duration of the extension;

  •
  whether and under what circumstances any additional amounts with respect to the debt securities of that series will be payable;

  •
  whether debt securities of that series are entitled to the benefits of any guarantee of the Guarantor or any Subsidiary Guarantor, the identity of any such Subsidiary Guarantors for that series and the terms of such guarantee if different than those set forth in the indenture;

  •
  the place or places where payments on the debt securities of that series will be payable;

  •
  any provisions for the optional redemption or early repayment of that series of debt securities;

  •
  any provisions that would require the redemption, purchase or repayment of that series of debt securities;

  •
  the denominations in which that series of debt securities will be issued;

  •
  the portion of the principal amount of that series of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  any additional means of defeasance of that series of debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  any restrictions or other provisions relating to the transfer or exchange of that series of debt securities;

  •
  any terms for the conversion or exchange of that series of debt securities for our other securities or securities of any other entity;

  •
  any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities of that series.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the related prospectus supplement any material United States federal income tax consequences and other special considerations.

Guarantee of TransMontaigne Partners.

        TransMontaigne Partners will fully and unconditionally guarantee on an unsecured basis all series of debt securities of TransMontaigne Operating Company L.P., and will execute a notation of guarantee as further evidence of its guarantee. As used in this prospectus, the term "Guarantor" means TransMontaigne Partners in its role as guarantor of the debt securities of TransMontaigne Operating Company L.P. The applicable prospectus supplement will describe the terms of the guarantee by TransMontaigne Partners.

        If a series of senior debt securities of TransMontaigne Operating Company L.P. is so guaranteed, TransMontaigne Partners' guarantee of the senior debt securities will be TransMontaigne Partners' unsecured and unsubordinated general obligation, and will rank on a parity with all of TransMontaigne Partners' other unsecured and unsubordinated indebtedness. If a series of subordinated debt securities of TransMontaigne Operating Company L.P. is so guaranteed, TransMontaigne Partners' guarantee of the subordinated debt securities will be TransMontaigne Partners' unsecured general obligation and will be subordinated to all of TransMontaigne Partners' other unsecured and unsubordinated indebtedness.

The Subsidiary Guarantees.

        Any or all of Razorback L.L.C., Coastal Terminals L.L.C. and TPSI Terminals L.L.C. may fully and unconditionally guarantee on an unsecured basis any series of debt securities of TransMontaigne Partners or TransMontaigne Operating Company L.P. In addition, TransMontaigne Operating Company L.P. may fully and unconditionally guarantee on an unsecured basis any series of debt securities of TransMontaigne Partners. Any such guarantee will be evidenced by a notation of guarantee executed by the appropriate entity. As used in this prospectus, the term "Subsidiary Guarantors" with respect to a series of debt securities means Razorback L.L.C., Coastal Terminals L.L.C. and/or TPSI Terminals L.L.C. to the extent that any such entity guarantees such series of debt securities and also includes TransMontaigne Operating Company L.P. when discussing subsidiary guarantees of the debt securities of TransMontaigne Partners if TransMontaigne Operating Company L.P. has guaranteed such series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors.

        If a series of senior debt securities of TransMontaigne Partners or TransMontaigne Operating Company L.P. is so guaranteed, the Subsidiary Guarantors' guarantee of the senior debt securities will be the Subsidiary Guarantors' unsecured and unsubordinated general obligation, and will rank on a parity with all of the Subsidiary Guarantors' other unsecured and unsubordinated indebtedness. If a series of subordinated debt securities of TransMontaigne Partners or TransMontaigne Operating Company L.P. is so guaranteed, the Subsidiary Guarantors' guarantee of the subordinated debt securities will be the Subsidiary Guarantors' unsecured general obligation and will be subordinated to all of the Subsidiary Guarantors' other unsecured and unsubordinated indebtedness.

        The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

  •
  all other contingent and fixed liabilities of the Subsidiary Guarantor; and

  •
  any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

        The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in "—Defeasance," then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the applicable indenture, and to the extent not otherwise prohibited by the applicable indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

  •
  automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

  •
  automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

  •
  following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt for borrowed money of the issuer of such series of debt securities, except for any series of debt securities under the indenture.

Consolidation, Merger and Sale of Assets.

        The indentures generally permit a consolidation or merger involving TransMontaigne Partners, TransMontaigne Operating Company L.P. or the Subsidiary Guarantors. They also permit TransMontaigne Partners, TransMontaigne Operating Company L.P. or the Subsidiary Guarantors, as applicable, to lease, transfer or dispose of all or substantially all of its assets. Each of TransMontaigne Partners, TransMontaigne Operating Company L.P. and the Subsidiary Guarantors has agreed, however, that it will not consolidate with or merge into any entity (other than TransMontaigne Partners, TransMontaigne Operating Company L.P. or a Subsidiary Guarantor, as applicable) or lease, transfer or dispose of all or substantially all of its assets to any entity (other than TransMontaigne Partners, TransMontaigne Operating Company L.P. or a Subsidiary Guarantor, as applicable) unless:

  •
  it is the continuing entity; or

  •
  if it is not the continuing entity, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the applicable indenture; and

  •
  in either case, immediately after giving effect to the transaction, no default or event of default under the applicable indenture would occur and be continuing or would result from the transaction.

        Upon any such consolidation, merger or asset lease, transfer or disposition involving TransMontaigne Partners, TransMontaigne Operating Company L.P. or the Subsidiary Guarantors, the resulting entity or transferee will be substituted for TransMontaigne Partners, TransMontaigne Operating Company L.P. or the Subsidiary Guarantors, as applicable, under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, TransMontaigne Partners, TransMontaigne Operating Company L.P. or the Subsidiary Guarantors, as applicable, will be released from the applicable indenture.

Events of Default.

        Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  failure to pay interest on that series of debt securities when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by the issuer or, if the series of debt securities is guaranteed by the Guarantor or the Subsidiary Guarantors, by such Guarantor or Subsidiary Guarantors, to comply with the other agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the applicable indenture that are affected by that failure;

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer of that series of debt securities or, if the series of debt securities is guaranteed by the Guarantor or any Subsidiary Guarantor, of the Guarantor and/or any such Subsidiary Guarantor that is a "significant subsidiary" of the issuer under the regulations of the Securities and Exchange Commission;

  •
  if the series of debt securities is guaranteed by the Guarantor and/or any Subsidiary Guarantor:

  •
  any of the guarantees of the Guarantor or of any Subsidiary Guarantor that is a significant subsidiary of the issuer ceases to be in full force and effect, except as otherwise provided in the indenture;

  •
  any of the guarantees of the Guarantor or of any Subsidiary Guarantor that is a significant subsidiary of the issuer is declared null and void in a judicial proceeding; or

  •
  the Guarantor or any Subsidiary Guarantor that is a significant subsidiary of the issuer denies or disaffirms its obligations under the indenture or its guarantee; and

  •
  any other event of default provided for in that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

        A holder of a debt security of any series issued under each indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default for that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity satisfactory to the trustee;

  •
  the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; and

  •
  exercising any trust or power conferred upon the trustee relating to or arising as a result of an event of default.

        Each of the issuer of the series of debt securities, the Guarantor and the Subsidiary Guarantor, as the case may be, is required to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

Modification and Waiver.

        Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, a supplement or a waiver;

  •
  reduce the rate of or change the time for payment of interest on the debt security;

  •
  reduce the principal of the debt security or change its stated maturity;

  •
  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

  •
  change any obligation to pay additional amounts on the debt security;

  •
  make payments on the debt security payable in currency other than as originally stated in the debt security;

  •
  impair the holder's or the trustee's right to institute suit for the enforcement of any payment on or with respect to the debt security;

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

  •
  modify the provisions relating to the subordination of any subordinated debt security in a manner materially adverse to the holder of that security;

  •
  waive a continuing default or event of default regarding any payment on the debt securities; or

  •
  release the Guarantor, or any Subsidiary Guarantor, or modify the guarantee of the Guarantor or any Subsidiary Guarantor in any manner materially adverse to the holders.

        Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of the issuer's obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to provide any security for, any guarantees of or any additional obligors on any series of debt securities or any related guarantee;

  •
  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights the issuer of the debt securities, the Guarantor or any Subsidiary Guarantor, as the case may be, has under that indenture;

  •
  to add events of default with respect to any debt securities; and

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance.

        When we use the term defeasance, we mean discharge from some or all of the issuer's obligations under the indenture. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the issuer's option, either of the following may occur:

  •
  the issuer and the Subsidiary Guarantors, if any, will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, any related guarantee ("legal defeasance"); or

  •
  the issuer and the Subsidiary Guarantors, if any, will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the issuer's obligation to pay principal, premium and interest on the debt securities and, if applicable, any guarantee of the payments will also survive.

        Unless we inform you otherwise in the prospectus supplement, the issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If the issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

No Personal Liability of General Partner.

        TransMontaigne GP L.L.C., TransMontaigne Partners' general partner, and TransMontaigne Operating GP L.L.C., TransMontaigne Operating Company L.P.'s general partner, and their respective directors, managers, officers, employees, incorporators and partners, in such capacity, will not be liable for the obligations of TransMontaigne Partners, TransMontaigne Operating Company L.P. or any Gurantor or Subsidiary Guarantor under the debt securities, the indentures or any related guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a debt security, each holder of that debt security will have agreed to this provision and waived and released any such liability on the part of TransMontaigne GP L.L.C. and TransMontaigne Operating GP L.L.C. and their directors, managers, officers, employees, incorporators and partners. This waiver and release are part of the consideration for our issuance of the debt securities. It is the view of the SEC that a waiver of liabilities under the federal securities laws is against public policy and unenforceable.

Governing Law.

        New York law will govern the indentures, the debt securities and any guarantees of the Guarantor or the Subsidiary Guarantors.

Trustee.

        We may appoint a separate trustee for any series of debt securities. We use the term "trustee" to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

Form, Exchange, Registration and Transfer.

        The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any registrar we initially designate, we may at any time rescind that designation or approve a change in the location through which any registrar acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional registrars for any series of debt securities.

        In the case of any redemption, we will not be required to register the transfer or exchange of:

  •
  any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents.

        Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register.

        Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment unless applicable law designates another person. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities.

        The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the related prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the related prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to the TransMontaigne Partners and TransMontaigne Operating Company Subordinated Indentures

Subordination.

        Debt securities of a series may be subordinated to the issuer's "Senior Indebtedness," which is defined generally to include any obligation created or assumed by the issuer (or, if the series is guaranteed, the Guarantor and the Subsidiary Guarantors, as the case may be) for the repayment of borrowed money, any purchase money obligation created or assumed by the issuer, and any guarantee therefor, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities (or, if the series is guaranteed, the guarantee of the Guarantor or the Subsidiary Guarantors, as the case may be), or to other obligations which are pari passu with or subordinated to the debt securities (or, if the series is guaranteed, the guarantee of the Guarantor or the Subsidiary Guarantors, as the case may be). Subordinated debt securities will be subordinated in right of payment, to the extent and in the manner set forth in the subordinated indenture and the prospectus supplement relating to such series, to the prior payment of all of the issuer's indebtedness and that of the Guarantor or the Subsidiary Guarantors, as the case may be, that is designated as "Senior Indebtedness" with respect to the series.

        The holders of Senior Indebtedness of the issuer or, if applicable, the Guarantor or the Subsidiary Guarantors, will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium or interest with respect to that series of subordinated debt securities upon any payment or distribution of the issuer's assets or, if applicable to such series of subordinated debt securities, the Guarantor's assets or the Subsidiary Guarantors' assets, as the case may be, to creditors:

  •
  upon a liquidation or dissolution of the issuer or, if applicable to such series of subordinated debt securities, the Guarantor or the Subsidiary Guarantors, as the case may be; or

  •
  in a bankruptcy, receivership or similar proceeding relating to the issuer or, if applicable to such series of subordinated debt securities, to the Guarantor or the Subsidiary Guarantors, as the case may be.

        Until the Senior Indebtedness is paid in full, any distribution to which holders of such series of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of such series of subordinated debt securities may receive units representing limited partner interests and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as such series of subordinated debt securities.

        If the issuer does not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, the issuer may not:

  •
  make any payments of principal, premium, if any, or interest with respect to such series of subordinated debt securities;

  •
  make any deposit for the purpose of defeasance of such series of subordinated debt securities; or

  •
  repurchase, redeem or otherwise retire any subordinated debt securities of such series, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, the issuer may deliver subordinated debt securities to the trustee in satisfaction of its sinking fund obligation, unless, in either case,

  •
  the default has been cured or waived and any declaration of acceleration has been rescinded;

  •
  the Senior Indebtedness has been paid in full in cash; or

  •
  the issuer and the trustee receive written notice approving the payment from the representatives of each issue of "Designated Senior Indebtedness."

        Generally, "Designated Senior Indebtedness" will include:

  •
  any specified issue of Senior Indebtedness of at least $100.0 million; and

  •
  any other Senior Indebtedness that the issuer may designate in respect of any series of subordinated debt securities.

        During the continuance of any default, other than a default described in the second paragraph immediately preceding this paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, the issuer may not pay the subordinated debt securities for a period called the "Payment Blockage Period." A Payment Blockage Period will commence on the receipt by the issuer and the trustee (and if such Designated Senior Indebtedness is debt of the Guarantor or a Subsidiary Guarantor, the Guarantor or such Subsidiary Guarantor) of written notice of the default, called a "Blockage Notice," from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

        The Payment Blockage Period may be terminated before its expiration:

  •
  by written notice from the person or persons who gave the Blockage Notice;

  •
  by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

  •
  if the default giving rise to the Payment Blockage Period is no longer continuing.

        Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities of such series after the expiration of the Payment Blockage Period.

        Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

        After all Senior Indebtedness is paid in full and until the subordinated debt securities of such series are paid in full, holders of the subordinated debt securities of such series will be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

        As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

DESCRIPTION OF THE COMMON UNITS

The Units

        The common units and the subordinated units are separate classes of limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units and subordinated units in and to partnership distributions, please read this section and "Cash Distribution Policy". For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read "Description of Our Partnership Agreement".

Transfer Agent and Registrar

Duties

        Computershare Trust Company, N.A. serves as registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units, except the following that must be paid by unitholders:

  •
  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

  •
  special charges for services requested by a holder of a common unit; and

  •
  other similar fees or charges.

        There is no charge to unitholders for disbursements of our cash distributions. We indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Transfer of Common Units

        By transfer of common units or the issuance of common units in a merger or consolidation in accordance with our partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Additionally, each transferee:

  •
  represents that the transferee has the capacity, power and authority to enter into our partnership agreement;

  •
  automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

  •
  gives the consents and approvals contained in our partnership agreement.

        An assignee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

        We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement.

        We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

  •
  with regard to distributions of available cash, please read "Cash Distribution Policy";

  •
  with regard to the fiduciary duties of our general partner, please read "Risk Factors—Risks Inherent in an Investment in Us" and "Conflicts of Interest and Fiduciary Duties";

  •
  with regard to the transfer of common units, please read "Description of the Common Units—Transfer of Common Units"; and

  •
  with regard to allocations of taxable income and taxable loss, please read "Material Tax Consequences."

Organization and Duration

        We were organized on February 23, 2005 and have a perpetual existence.

Purpose

        Our purpose under the partnership agreement is limited to any business activities that are approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided, that our general partner may not cause us to engage, directly or indirectly, in any business activity that our general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

        Although our general partner has the ability to cause us, the operating partnership or its subsidiaries to engage in activities other than the storage, terminaling, transportation and distribution of refined petroleum products, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

        Each limited partner, and each person who acquires a unit from a unitholder, by accepting the common unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance, or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, the partnership agreement.

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

Voting Rights

        The following matters require the unitholder vote specified below. Various matters require the approval of a "unit majority," which means:

  •
  during the subordination period, the approval of a majority of the common units, excluding those common units held by our general partner and its affiliates, and a majority of the subordinated units, voting as separate classes; and

  •
  after the subordination period, the approval of a majority of the common units.

        In voting their common and subordinated units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us and the limited partners.

Issuance of additional units:	No approval right.
Amendment of the partnership agreement:
Certain amendments may be made by our general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. See "—Amendment of the Partnership Agreement."
Merger of our partnership or the sale of all or substantially all of our assets:	Unit majority in certain circumstances. See "—Merger, Sale or Other Disposition of Assets."
Dissolution of our partnership:	Unit majority. See "—Termination and Dissolution."
Continuation of our partnership upon dissolution:	Unit majority. See "—Termination and Dissolution."
Withdrawal of our general partner:
Under most circumstances, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to June 30, 2015 in a manner that would cause a dissolution of our partnership. See "—Withdrawal or Removal of Our General Partner."
Removal of our general partner:
Not less than 66 2/3% of the outstanding common and subordinated units, voting as a single class, including units held by our general partner and its affiliates. See "—Withdrawal or Removal of Our General Partner."
Transfer of the general partner interest:
Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to such person. The approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to June 30, 2015. See "—Transfer of General Partner Interest."

Transfer of incentive distribution rights:
Except for transfers to an affiliate or another person as part of our general partner's merger or consolidation, sale of all or substantially all of its assets or the sale of all of the ownership interests in such holder, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, voting separately as a class, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to June 30, 2015. See "—Transfer of Incentive Distribution Rights."
Transfer of ownership interests in our general partner:	No approval required at any time. See "—Transfer of Ownership Interests in General Partner."

Limited Liability

Participation in the Control of Our Partnership

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace our general partner;

  •
  to approve some amendments to the partnership agreement; or

  •
  to take other action under the partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for such a claim in Delaware case law.

Unlawful Partnership Distributions

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

Failure to Comply with the Limited Liability Provisions of Jurisdictions in which we do Business

        Our subsidiaries conduct business in three states. Our subsidiaries may conduct business in other states in the future. Maintenance of our limited liability as a limited partner of the operating partnership may require compliance with legal requirements in the jurisdictions in which the operating partnership conducts business, including qualifying our subsidiaries to do business there.

        Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our limited partner interest in the operating partnership or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

        The partnership agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

        It is possible that we will fund acquisitions through the issuance of additional common units, subordinated units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity securities, which may effectively rank senior to the common units.

        Upon issuance of additional partnership securities, our general partner will have the right, but not the obligation, to make additional capital contributions to the extent necessary to maintain its 2% general partner interest in us. Our general partner's 2% interest in us will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 2% general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its and its affiliates' percentage interest, including such interest represented by common units and subordinated units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.

Amendment of the Partnership Agreement

General

        Amendments to the partnership agreement may be proposed only by or with the consent of our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner must seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

        No amendment may be made that would:

  (1)
  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

  (2)
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which may be given or withheld at its option.

        The provision of the partnership agreement preventing the amendments having the effects described in clauses (1) or (2) above can be amended upon the approval of the holders of at least 90% of the outstanding common and subordinated units voting together as a single class (including units owned by our general partner and its affiliates). As of the date of this prospectus, our general partner and its affiliates own 45.5% of the outstanding common and subordinated units.

No Unitholder Approval

        Our general partner may generally make amendments to the partnership agreement without the approval of any limited partner or assignee to reflect:

  (1)
  a change in our name, the location of our principal place of business, our registered agent or our registered office;

  (2)
  the admission, substitution, withdrawal, or removal of partners in accordance with the partnership agreement;

  (3)
  a change that our general partner determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we, the operating partnership, nor its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

  (4)
  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents, or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or plan asset regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

  (5)
  an amendment that our general partner determines to be necessary or appropriate for the authorization of additional partnership securities or rights to acquire partnership securities;

  (6)
  any amendment expressly permitted in the partnership agreement to be made by our general partner acting alone;

  (7)
  an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of the partnership agreement;

  (8)
  any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership, or other entity, as otherwise permitted by the partnership agreement;

  (9)
  a change in our year or taxable year and related changes;

  (10)
  mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance; or

  (11)
  any other amendments substantially similar to any of the matters described in (1) through (10) above.

        In addition, our general partner may make amendments to the partnership agreement without the approval of any limited partner or assignee in connection with a merger or consolidation approved in accordance with our partnership agreement, or if our general partner determines that those amendments:

  (1)
  do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

  (2)
  are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  (3)
  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline, or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

  (4)
  are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of the partnership agreement; or

  (5)
  are required to effect the intent expressed in this prospectus or the intent of the provisions of the partnership agreement or are otherwise contemplated by the partnership agreement.

Opinion of Counsel and Unitholder Approval

        Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes in connection with any of the amendments described under "—No Unitholder Approval." No other amendments to the partnership agreement will become effective without the approval of holders of at least 90% of the outstanding common and subordinated units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Sale, or Other Disposition of Assets

        A merger or consolidation of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

        In addition, the partnership agreement generally prohibits our general partner, without the prior approval of the holders of units representing a unit majority, from causing us to, among other things, sell, exchange, or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation, or other combination, or approving on our behalf the sale, exchange, or other disposition of all or substantially all of the assets of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, the transaction would not result in a material amendment to the partnership agreement, each of our units will be an identical unit of our partnership following the transaction, and the aggregate amount of units and other equity interests to be issued do not exceed 20% of our outstanding equity interests immediately prior to the transaction.

        If conditions specified in the partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The unitholders are not entitled to dissenters' rights of appraisal under the partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other transaction or event.

Termination and Dissolution

        We will continue as a limited partnership until terminated under the partnership agreement. We will dissolve upon:

  (1)
  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

  (2)
  there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

  (3)
  the entry of a decree of judicial dissolution of our partnership; or

  (4)
  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with the partnership agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under clause (4), the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in the partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

  (1)
  the action would not result in the loss of limited liability of any limited partner; and

  (2)
  neither our partnership, the limited partnership, the operating partnership nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in "Cash

Distribution Policy—Distributions of cash upon liquidation". The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

Withdrawal or Removal of Our General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2015 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2015, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of the partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days' notice to the limited partners if at least 50% of the outstanding common and subordinated units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read "—Transfer of General Partner Interest" and "—Transfer of Incentive Distribution Rights."

        Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a majority of the outstanding common units and subordinated units, voting as separate classes, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up, and liquidated, unless within a specified period of time after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read "—Termination and Dissolution."

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding common and subordinated units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units and subordinated units, voting as separate classes. The ownership of more than 33 1/3% of the outstanding common and subordinated units by our general partner and its affiliates would give them the practical ability to prevent our general partner's removal. As of the date of this prospectus, our general partner and its affiliates own approximately 45.5% of the outstanding common and subordinated units.

        The partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

  •
  the subordination period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of the interests at the time.

        In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates the partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for their fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

        Except for the transfer by our general partner of all, but not less than all, of its general partner interest in our partnership to:

  •
  an affiliate of our general partner (other than an individual), or

  •
  another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any part of its general partner interest in our partnership to another person prior to June 30, 2015 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of the partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

        Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval, except that they may not transfer subordinated units to us.

Transfer of Ownership Interests in General Partner

        At any time, TransMontaigne Services Inc. may sell or transfer all or part of its membership interests in our general partner to an affiliate or a third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

        Our general partner or its affiliates or a subsequent holder may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, the sale of all of the ownership interest of the holder or the sale of all or substantially all of its assets to, that entity without the prior approval of the unitholders. Prior to June 30, 2015, other transfers of the incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. On or after June 30, 2015, the incentive distribution rights will be freely transferable.

Change of Management Provisions

        The partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove TransMontaigne GP L.L.C. as our general partner or otherwise change management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

        The partnership agreement also provides that if our general partner is removed under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

  •
  the subordination period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests.

Limited Call Right

        If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding partnership securities of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

  •
  the highest cash price paid by either of our general partner or any of its affiliates for any partnership securities of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those partnership securities; and

  •
  the current market price as of the date three days before the date the notice is mailed.

        As a result of our general partner's right to purchase outstanding partnership securities, a holder of partnership securities may have his partnership securities purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read "Material Tax Consequences—Disposition of Common Units."

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

        Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "—Issuance of Additional Securities". However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Except as the partnership agreement otherwise provides, subordinated units will vote together with common units as a single class.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under the partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

        By transfer of any common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Except as described above under "—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Citizen Assignees; Redemption

        If we are or become subject to federal, state, or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property in which we have an interest because of the nationality, citizenship, or other related status of any limited partner, we may redeem the units held by the limited partner at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner to furnish information about his nationality, citizenship, or related status. If a limited partner fails to furnish information about his nationality, citizenship, or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. A non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

Indemnification

        Under the partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

  (1)
  our general partner;

  (2)
  any departing general partner;

  (3)
  any person who is or was an affiliate of our general partner or any departing general partner;

  (4)
  any person who is or was a officer, director, member, partner, fiduciary or trustee of any entity described in (1), (2) or (3) above;

  (5)
  any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of the general partner or any departing general partner; or

  (6)
  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Reimbursement of Expenses

        Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf on-site at our terminals and pipeline, and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year ends on December 31.

        We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

        We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

        The partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand stating the purpose of such demand and at his own expense, obtain:

  (1)
  a current list of the name and last known address of each partner;

  (2)
  a copy of our tax returns;

  (3)
  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

  (4)
  copies of the partnership agreement, the certificate of limited partnership of the partnership, related amendments, and powers of attorney under which they have been executed;

  (5)
  information regarding the status of our business and financial condition; and

  (6)
  any other information regarding our affairs as is just and reasonable.

        Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests, could damage us or our business or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under the partnership agreement, we have agreed to register for resale under the Securities Act of 1933 and applicable state securities laws any common units, subordinated units, or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of TransMontaigne GP L.L.C. as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

CASH DISTRIBUTION POLICY

        The following terms used in this section are defined in the "Glossary of Terms" attached to this prospectus as Appendix A: "adjusted operating surplus," "arrearage," "available cash," "capital surplus," "operating surplus," "incentive distribution right," "Incentive distributions" and "subordination period."

General

        All cash distributed to unitholders will be characterized as either "operating surplus" or "capital surplus." We distribute available cash from operating surplus and available cash from capital surplus in different ways. We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus as of the end of the fiscal quarter before that distribution. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. We do not currently anticipate that we will make any distributions from capital surplus in the foreseeable future.

Distributions of Available Cash

        Within approximately 45 days after the end of each quarter, we will distribute all of our available cash, as defined in our partnership agreement, to unitholders of record on the applicable record date. Available cash generally means all cash on hand at the end of the quarter:

  •
  less the amount of cash reserves established by our general partner to:

  •
  provide for the proper conduct of our business;

  •
  comply with applicable law, any of our debt instruments, or other agreements; or

  •
  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

  •
  plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter.

Distributions of Available Cash During the Subordination Period

        During the subordination period, common units are entitled to receive distributions from operating surplus of $0.40 per unit per quarter (which we refer to as the minimum quarterly distribution), or $1.60 per unit per year, plus any arrearages in the payment of the minimum quarterly distribution from prior quarters, before any such distributions are paid on our subordinated units. At December 31, 2006, there were 3,972,500 common units and 3,322,266 subordinated units issued and outstanding. At December 31, 2006, the amounts of available cash from operating surplus needed to pay the minimum quarterly distribution for one quarter and for four quarters on the common units, the subordinated units, and the general partner units were approximately:

	One Quarter	Four Quarters
	(in thousands)
Common units and related distribution on general partner units	$1,621	$6,483
Subordinated units and related distribution on general partner units	$1,355	$5,422

Total	$2,976	$11,905

        We will make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

  •
  First, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

  •
  Second, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

  •
  Third, 98% to the subordinated unitholders, pro rata, and 2% to our general partner, until we distribute for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  Thereafter, cash in excess of the minimum quarterly distributions is distributed to unitholders and the general partner in the manner described under "—Incentive Distribution Rights" below.

Distributions of Available Cash After the Subordination Period

        The subordination period generally will not end until June 30, 2010. However, a portion of the subordinated units may be converted into common units at an earlier date on a one-for-one basis based on the achievement of certain financial goals as discussed below.

        We will make distributions of available cash for any quarter after the subordination period in the following manner:

  •
  First, 98% to all unitholders, pro rata, and 2% to our general partner until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  Thereafter, in the manner described under "—Incentive Distribution Rights" below.

Definition of Subordination Period

        We define the subordination period in the Glossary of Terms. The subordination period will extend until the first day of any quarter beginning after June 30, 2010 that each of the following are met:

  •
  distributions of available cash from operating surplus on each outstanding common unit, subordinated unit and general partner unit equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

  •
  the "adjusted operating surplus" generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted basis and the general partner units during those periods; and

  •
  there are no arrearages in payment of the minimum quarterly distribution on the common units.

        In addition, if the unitholders remove our general partner other than for cause and units held by our general partner and its affiliates are not voted in favor of such removal:

  •
  the subordination period will end and each subordinated unit will immediately convert into one common unit;

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests.

        Early Conversion of Subordinated Units.    Before the end of the subordination period, a portion of the subordinated units may convert into common units on a one-for-one basis immediately after the distribution of available cash to partners in respect of any quarter ending on or after:

  •
  June 30, 2008 with respect to 25% of the subordinated units; and

  •
  June 30, 2009 with respect to an additional 25% of the subordinated units.

        The early conversions will occur if, at the end of the applicable quarter, each of the three tests described above for terminating the subordination period are met. However, the early conversion of the second 25% of the subordinated units may not occur until at least one year following the early conversion of the first 25% of the subordinated units.

        In addition to the early conversion of subordinated units described above, 25% of the subordinated units may convert into common units on a one-for-one basis prior to the end of the subordination period if at the end of a quarter ending on or after June 30, 2008 each of the following occurs:

  •
  distributions of available cash from operating surplus on each outstanding common unit, subordinated unit and general partner unit equaled or exceeded $2.00 (125% of the annualized minimum quarterly distribution) for each of the two consecutive, non-overlapping four-quarter periods immediately preceding that date;

  •
  the "adjusted operating surplus" generated during each of the two consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of a distribution of $2.00 (125% of the annualized minimum quarterly distribution) on all of the outstanding common units and subordinated units on a fully diluted basis and the general partner units during those periods; and

  •
  there are no arrearages in payment of the minimum quarterly distribution on the common units.

        This additional early conversion is a one time occurrence.

        Finally, 25% of the subordinated units may convert into common units on a one-for-one basis prior to the end of the subordination period if at the end of a quarter ending on or after June 30, 2009 each of the following occurs:

  •
  distributions of available cash from operating surplus on each outstanding common unit and subordinated unit and general partner unit equaled or exceeded $2.24 (140% of the annualized minimum quarterly distribution) for each of the two consecutive, non-overlapping four-quarter periods immediately preceding that date;

  •
  the "adjusted operating surplus" generated during each of the two consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of a distribution of $2.24 (140% of the annualized minimum quarterly distribution) on all of the outstanding common units and subordinated units on a fully diluted basis and the general partner units during those periods; and

  •
  there are no arrearages in payment of the minimum quarterly distribution on the common units.

        This additional early conversion is a one time occurrence.

        For example, if we earn and pay at least $1.60 on each outstanding unit and general partner unit for each of the three four-quarter periods ending June 30, 2008, and if we earn and pay at least $2.00 on each outstanding unit and general partner unit for each of the two four-quarter periods ending June 30, 2008, 50% of the subordinated units will convert into common units with respect to the quarter ending June 30,

2008. If we then earn and pay at least $1.60 on each outstanding unit and general partner unit for each of the three consecutive four-quarter periods ending June 30, 2009, and if we earn and pay at least $2.00 on each outstanding unit and general partner unit for each of the two four-quarter periods ending June 30, 2009, the remaining 50% of the subordinated units will convert into common units.

        Upon expiration of the subordination period, each outstanding subordinated unit will convert into one common unit and will then participate pro rata with the other common units in distributions of available cash.

Incentive Distribution Rights

        Incentive distribution rights are a non-voting limited partner interest that represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

        The following table illustrates the percentage allocations of the additional available cash from operating surplus between the unitholders and our general partner up to the various target distribution levels. The amounts set forth under "Marginal percentage interest in distributions" are the percentage interests of our general partner and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column "Total per unit quarterly distribution," until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and our general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner include its 2% general partner interest and assume our general partner has contributed any additional capital to maintain its 2% general partner interest and has not transferred its incentive distribution rights.

		Marginal percentage interest in distributions
	Total per unit quarterly distribution	Unitholders	General partner
Minimum Quarterly Distribution	$0.40	98%	2%
First Target Distribution	up to $0.44	98%	2%
Second Target Distribution	above $0.44 up to $0.50	85%	15%
Third Target Distribution	above $0.50 up to $0.60	75%	25%
Thereafter	Above $0.60	50%	50%

        There is no guarantee that we will be able to pay the minimum quarterly distribution on the common units in any quarter, and we will be prohibited from making any distributions to unitholders if it would cause an event of default, or an event of default is existing, under our senior secured credit facility.

Distribution from Capital Surplus

        How Distributions from Capital Surplus Will Be Made.    We will make distributions of available cash from capital surplus, if any, in the following manner:

  •
  First, 98% to all unitholders, pro rata, and 2% to our general partner, until we distribute for each common unit that was issued in the initial public offering, an amount of available cash from capital surplus equal to the initial public offering price;

  •
  Second, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

  •
  Thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

        Effect of a Distribution from Capital Surplus.    The partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from this initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the "unrecovered capital." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered capital. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our general partner to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the unrecovered capital is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

        Once we distribute capital surplus on a unit in an amount equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels to zero. We would then make all future distributions from operating surplus, with 50% being paid to the holders of units and 50% to our general partner. The percentage interests shown for our general partner include its 2% general partner interest and assume our general partner has not transferred the incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

  •
  the minimum quarterly distribution;

  •
  target distribution levels;

  •
  the unrecovered initial unit price;

  •
  the number of common units issuable during the subordination period without a unitholder vote; and

  •
  the number of common units into which a subordinated unit is convertible.

        For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered capital would each be reduced to 50% of its initial level, the number of common units issuable during the subordination period without a unitholder vote would double and each subordinated unit would be convertible into two common units. We will not make any adjustment by reason of the issuance of additional units for cash or property.

        In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the minimum quarterly distribution and the target distribution levels for each quarter by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our general partner's estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

        General.    If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to our unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

        The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding common units to a preference over the holders of outstanding subordinated units upon our liquidation, to the extent required to permit common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts, even though there may be cash available for distribution to the holders of subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of our general partner.

        Manner of Adjustments for Gain.    The manner of the adjustment for gain is set forth in the partnership agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to the partners in the following manner:

  •
  First, to our general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

  •
  Second, 98% to the common unitholders, pro rata, and 2% to our general partner, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; and (3) any unpaid arrearages in payment of the minimum quarterly distribution;

  •
  Third, 98% to the subordinated unitholders, pro rata, and 2% to our general partner until the capital account for each subordinated unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

  •
  Fourth, 98% to all unitholders, pro rata, and 2% to our general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98% to the unitholders, pro rata, and 2% to our general partner, for each quarter of our existence;

  •
  Fifth, 85% to all unitholders, pro rata, and 15% to our general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to the unitholders, pro rata, and 15% to our general partner for each quarter of our existence;

  •
  Sixth, 75% to all unitholders, pro rata, and 25% to our general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75% to the unitholders, pro rata, and 25% to our general partner for each quarter of our existence; and

  •
  Thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

        The preceding discussion is based on the assumptions that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

        If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that clause (3) of the second bullet point above and all of the third bullet point above will no longer be applicable.

        Manner of Adjustments for Losses.    If our liquidation occurs before the end of the subordination period, we will generally allocate any loss to our general partner and the unitholders in the following manner:

  •
  First, 98% to holders of subordinated units in proportion to the positive balances in their capital accounts and 2% to our general partner, until the capital accounts of the subordinated unitholders have been reduced to zero;

  •
  Second, 98% to the holders of common units in proportion to the positive balances in their capital accounts and 2% to our general partner, until the capital accounts of the common unitholders have been reduced to zero; and

  •
  Thereafter, 100% to our general partner.

        If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that all of the first bullet point above will no longer be applicable.

        Adjustments to Capital Accounts.    We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in our partners' capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

CONFLICTS OF INTEREST AND FIDUCIARY DUTIES

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner and its affiliates, including TransMontaigne Inc., on the one hand, and us and our limited partners, on the other hand. The directors and officers of our general partner, TransMontaigne GP L.L.C., have fiduciary duties to manage our general partner in a manner beneficial to its owners. At the same time, our general partner has a fiduciary duty to manage us in a manner beneficial to us and our unitholders.

        Whenever a conflict arises between our general partner or its affiliates, on the one hand, and us or any other partner, on the other hand, our general partner will resolve that conflict. Our partnership agreement contains provisions that modify and limit our general partner's fiduciary duties to the unitholders. Our partnership agreement also restricts the remedies available to unitholders for actions taken that, without those limitations, might constitute breaches of fiduciary duty.

        Our general partner will not be in breach of its obligations under the partnership agreement or its duties to us or our unitholders if the resolution of the conflict is:

  •
  approved by the conflicts committee, although our general partner is not obligated to seek such approval;

  •
  approved by the vote of a majority of the outstanding common units, excluding any common units owned by our general partner or any of its affiliates;

  •
  on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

  •
  fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

        Our general partner may, but is not required to, seek the approval of such resolution from the conflicts committee of its board of directors. If our general partner does not seek approval from the conflicts committee and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth arrow points above, then it will be presumed that, in making its decision, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our partnership agreement, our general partner or the conflicts committee may consider any factors it determines in good faith to consider when resolving a conflict. When our partnership agreement requires someone to act in good faith, it requires that person to reasonably believe that he is acting in the best interests of the partnership, unless the context otherwise requires.

        Conflicts of interest could arise in the situations described below, among others.

        TransMontaigne Inc., as a user of our pipeline and terminals, has an economic incentive not to cause us to seek a higher tariff or higher terminaling service fees, even if such higher rates or terminaling service fees would reflect rates that could be obtained in arm's-length, third-party transactions.

        Although the terminaling services agreement contains pricing methodologies for TransMontaigne Inc.'s use of our pipeline and integrated terminaling services, we may decrease our fees voluntarily at any time. Our general partner has the authority to determine if and to what extent our fees will be decreased. However, any proposals by our general partner to reduce our fees will be submitted to the conflicts committee for their approval. Our general partner also has the authority to determine whether we seek an increase to our fees, and if so, the size of the increase. In making such a decision, the directors and officers of our general partner will consider their fiduciary duties to manage our general partner in a manner beneficial to its owner, TransMontaigne Services Inc.

        TransMontaigne Inc. may engage in competition with us under certain circumstances.

        Our partnership agreement provides that our general partner will be restricted from engaging in any business activities other than those incidental to its ownership of interests in us and certain services the employees of TransMontaigne Services Inc. are currently providing to TransMontaigne Inc. In the omnibus agreement TransMontaigne Inc. will agree to certain exclusive options and obligations to offer to sell acquired or constructed assets; if we do not exercise our right to negotiate for the purchase of the assets subject to these provisions, TransMontaigne Inc. will be permitted to retain or sell the assets without restriction. Except as provided in our partnership agreement and the omnibus agreement, affiliates of our general partner are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us.

        Neither our partnership agreement nor any other agreement requires TransMontaigne Inc. to pursue a business strategy that favors us or utilizes our assets or what markets to pursue or grow. TransMontaigne Inc.'s directors and officers have a fiduciary duty to make these decisions in the best interests of the stockholders of TransMontaigne Inc., which may be contrary to our interests.

        Because the officers and certain of the directors of our general partner are also directors and/or officers of TransMontaigne Inc., such directors and officers have fiduciary duties to TransMontaigne Inc. that may cause them to pursue business strategies that disproportionately benefit TransMontaigne Inc. or which otherwise are not in our best interests.

        Our general partner is allowed to take into account the interests of parties other than us, such as TransMontaigne Inc., in resolving conflicts of interest.

        Our partnership agreement contains provisions that reduce the standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our partnership agreement permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. This entitles our general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner. Examples include the exercise of its limited call right, its voting rights with respect to the units it owns, its registration rights and its determination whether or not to consent to any merger or consolidation of the partnership.

        We do not have any employees and rely on the employees of the sole member of our general partner and its affiliates.

        We do not have any officers or employees and rely solely on officers of our general partner and employees of TransMontaigne Services Inc., the sole member of our general partner, and its affiliates. Affiliates of our general partner and TransMontaigne Services Inc. conduct businesses and activities of their own in which we have no economic interest. If these separate activities are significantly greater than our activities, there could be material competition for the time and effort of the officers and employees who provide services to TransMontaigne Services Inc. and its affiliates. The officers of our general partner are not required to work full time on our affairs. These officers devote significant time to the affairs of TransMontaigne Inc. or its affiliates and will be compensated by these affiliates for the services rendered to them.

        Our general partner has limited its liability and reduced its fiduciary duties, and has also restricted the remedies available to our unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty.

        In addition to the provisions described above, our partnership agreement contains provisions that restrict the remedies available to our unitholders for actions that might otherwise constitute breaches of fiduciary duty. For example, our partnership agreement:

  •
  provides that the general partner shall not have any liability to us or our unitholders for decisions made in its capacity as a general partner so long as it acted in good faith, meaning it believed that the decision was in the best interests of our partnership;

  •
  generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of the board of directors of our general partner and not involving a vote of unitholders must be on terms no less favorable to us than those generally being provided to or available from unrelated third parties or be "fair and reasonable" to us, as determined by the general partner in good faith, and that, in determining whether a transaction or resolution is "fair and reasonable," our general partner may consider the totality of the relationships between the parties involved, including other transactions that may be particularly advantageous or beneficial to us; and

  •
  provides that our general partner and its officers and directors will not be liable for monetary damages to us, our limited partners or assignees for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our general partner or those other persons acted in bad faith or engaged in fraud or willful misconduct.

        Our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings, issuance of additional partnership securities, and reserves, each of which can affect the amount of cash that is distributed to our unitholders.

        The amount of cash that is available for distribution to unitholders is affected by decisions of our general partner regarding such matters as:

  •
  the amount and timing of asset purchases and sales;

  •
  cash expenditures;

  •
  borrowings;

  •
  the issuance of additional units; and

  •
  the creation, reduction, or increase of reserves in any quarter.

        In addition, our general partner may use an amount, equal to $12.8 million as of the date of this prospectus, which would not otherwise constitute operating surplus in order to permit the payment of cash distributions on the subordinated units or incentive distribution rights. Please read "Cash Distribution Policy".

        Our general partner determines which costs incurred by TransMontaigne Inc. are reimbursable by us.

        We will reimburse our general partner and its affiliates for costs incurred in managing and operating us, including costs incurred in rendering corporate staff and support services to us. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us in good faith.

        Our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf.

        Our partnership agreement allows our general partner to determine, in good faith, any amounts to pay itself or its affiliates for any services rendered to us. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither our partnership agreement nor any of the other agreements, contracts, and arrangements between us, on the one hand, and our general partner and its affiliates, on the other hand, are or will be the result of arm's-length negotiations.

        Our general partner will determine, in good faith, the terms of any of these transactions.

        Our general partner and its affiliates will have no obligation to permit us to use any facilities or assets of our general partner and its affiliates, except as may be provided in contracts entered into specifically dealing with that use. There is no obligation of our general partner and its affiliates to enter into any contracts of this kind.

        Our general partner intends to limit its liability regarding our obligations.

        Our general partner intends to limit its liability under contractual arrangements, such as our new credit facility, so that the other party has recourse only to our assets and not against our general partner or its assets or any affiliate of our general partner or its assets. Our partnership agreement provides that any action taken by our general partner to limit its or our liability is not a breach of our general partner's fiduciary duties, even if we could have obtained terms that are more favorable without the limitation on liability.

        Our general partner may exercise its right to call and purchase common units if it and its affiliates own more than 80% of the common units.

        Our general partner may exercise its right to call and purchase common units as provided in the partnership agreement or assign this right to one of its affiliates or to us. Our general partner is not bound by fiduciary duty restrictions in determining whether to exercise this right. As a result, a common unitholder may have his common units purchased from him at an undesirable time or price. Please read "Description of Our Partnership Agreement—Limited Call Right."

        Our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates, including the terminaling services agreement with TransMontaigne Inc.

        Any agreements between us, on the one hand, and our general partner and its affiliates, on the other, will not grant to the unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor.

        Our general partner decides whether to retain separate counsel, accountants, or others to perform services for us.

        The attorneys, independent accountants, and others who perform services for us have been retained by our general partner. Attorneys, independent accountants, and others who perform services for us are selected by our general partner or the conflicts committee and may perform services for our general partner and its affiliates. We may retain separate counsel for ourselves or the holders of common units in the event of a conflict of interest between our general partner and its affiliates, on the one hand, and us or the holders of common units, on the other, depending on the nature of the conflict. We do not intend to do so in most cases.

Fiduciary Duties

        Our general partner is accountable to us and our unitholders as a fiduciary. Fiduciary duties owed to unitholders by our general partner are prescribed by law and the partnership agreement. The Delaware

Revised Uniform Limited Partnership Act, which we refer to in this prospectus as the Delaware Act, provides that Delaware limited partnerships may, in their partnership agreements, modify, restrict or expand the fiduciary duties otherwise owed by a general partner to limited partners and the partnership.

        Our partnership agreement contains various provisions modifying and restricting the fiduciary duties that might otherwise be owed by our general partner. We have adopted these restrictions to allow our general partner or its affiliates to engage in transactions with us that otherwise would be prohibited by state-law fiduciary standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. Without such modifications, transactions such as the exercise of our exclusive options to purchase additional product terminals from TransMontaigne Inc. could result in violations of our general partner's state-law fiduciary duty standards. We believe this is appropriate and necessary because our general partner's board of directors has fiduciary duties to manage our general partner in a manner beneficial to its owners, as well as to you. Without these modifications, the general partner's ability to make decisions involving conflicts of interest would be restricted. The modifications to the fiduciary standards enable the general partner to take into consideration all parties involved in the proposed action, so long as the resolution is fair and reasonable to us. These modifications also enable our general partner to attract and retain experienced and capable directors. These modifications are detrimental to the common unitholders because they restrict the remedies available to unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permit our general partner to take into account the interests of third parties in addition to our interests when resolving conflicts of interest.

        The following is a summary of the material restrictions of the fiduciary duties owed by our general partner to the limited partners:

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.

The Delaware Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

Partnership agreement modified standards
Our partnership agreement contains provisions that waive or consent to conduct by our general standards partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our general partner is acting in its capacity as our general partner, as opposed to in its individual capacity, it must act in "good faith" and will not be subject to any other standard under applicable law. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligation to us or the unitholders whatsoever. These standards reduce the obligations to which our general partner would otherwise be held.

Our partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the conflicts committee of the board of directors of our general partner must be:
• on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or
• "fair and reasonable" to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If our general partner does not seek approval from the conflicts committee and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the arrow points above, then it will be presumed that, in making its decision, the board of directors, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our general partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner and its officers and directors will not be liable for monetary damages to us, our limited partners, or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that our general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct.

        In order to become one of our limited partners, a common unitholder is required to agree to be bound by the provisions in the partnership agreement, including the provisions discussed above. Please read "Description of the Common Units—Transfer of Common Units." This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner or assignee to sign a partnership agreement does not render the partnership agreement unenforceable against that person.

        We must indemnify our general partner and its officers, directors, and managers, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our general partner or these other persons.

        We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We also must provide this indemnification for criminal proceedings unless our general partner or these other persons acted with knowledge that their conduct was unlawful. Thus, our general partner could be indemnified for its negligent acts if it meets the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable. If you have questions regarding the fiduciary duties of our general partner, you should consult with your own counsel. Please read "Description of Our Partnership Agreement—Indemnification"

MATERIAL TAX CONSEQUENCES

        This section is a summary of the material tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Morrison & Foerster LLP, counsel to our general partner and us, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters. This section is based upon current provisions of the Internal Revenue Code, existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references to TransMontaigne Partners and our operating partnership.

        The following discussion does not comment on all federal income tax matters affecting us or the unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds. Accordingly, we urge each prospective unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of common units.

        All statements as to matters of law and legal conclusions, but not as to factual matters or as to positions attributed to us, contained in this section, unless otherwise noted, are the opinion of Morrison & Foerster LLP and are based on the accuracy of the representations made by us.

        We will rely on opinions of Morrison & Foerster LLP with respect to certain tax matters as described below. Unlike an IRS ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made here may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

Partnership Status

        A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable unless the amount of cash distributed is in excess of the partner's adjusted basis in his partnership interest.

        Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the transportation, storage and processing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that approximately 5% of our current income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Morrison & Foerster LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income can change from time to time, but we believe that our qualifying income has been, and will be, significantly more than 90% of our gross income for all relevant tax periods.

        No ruling has been or will be sought from the IRS as to our status for federal income tax purposes. Instead, we will rely on the opinion of Morrison & Foerster LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below, we are classified as a partnership and the operating partnership is disregarded as an entity separate from us for federal income tax purposes.

        In rendering its opinion, Morrison & Foerster LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Morrison & Foerster LLP has relied are:

  (a)
  Neither we, the general partner of the operating partnership nor the operating partnership has elected or will elect to be treated as a corporation;

  (b)
  For each taxable year, more than 90% of our gross income will be income that Morrison & Foerster LLP has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code; and

  (c)
  Other customary representations.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

        If we were taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to the unitholders, and our net earnings would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as either taxable dividend income, to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in his common units, or taxable gain, after the unitholder's tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

        The discussion below is based on Morrison & Foerster LLP's opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

        Unitholders who have become limited partners of TransMontaigne Partners will be treated as partners of TransMontaigne Partners for federal income tax purposes. Also:

  (a)
  assignees who are awaiting admission as limited partners, and

  (b)
  unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of TransMontaigne Partners for federal income tax purposes.

        A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read "—Tax Consequences of Unit Ownership—Treatment of Short Sales."

        Income, gain, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their status as partners in TransMontaigne Partners for federal income tax purposes.

Tax Consequences of Unit Ownership

        Flow-through of Taxable Income.    We do not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are received by him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder is required to include in income his allocable share of our income, gains, losses and deductions for our taxable year or years ending with or within his taxable year. Please read "—Tax Treatment of Operations—Taxable Year and Accounting Method."

        Treatment of Distributions.    Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes to the extent of his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder's tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under "—Disposition of common units" below. Any reduction in a unitholder's share of our liabilities for which no partner, including our general partner, bears the economic risk of loss, known as "nonrecourse liabilities," will be treated as a distribution of cash to that unitholder. To the extent our distributions cause a unitholder's "at risk" amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses."

        A decrease in a unitholder's percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture, and/or substantially appreciated "inventory items," both as defined in the Internal Revenue Code, and collectively, "Section 751 Assets." To that extent, he will be treated as having been distributed his proportionate share of the Section 751 Assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder's realization of ordinary income, which will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder's tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

        Basis of Common Units. A unitholder's initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder's share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

        Limitations on Deductibility of Losses.    The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder or a corporate unitholder, if more than 50% of the value of the corporate unitholder's stock is owned directly or indirectly by five or fewer individuals or some tax-exempt organizations, to the amount for which the unitholder is considered to be "at risk" with respect to our activities, if that is less than his tax basis. A unitholder must recapture losses deducted in previous years to the extent that distributions cause his at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable to the extent that his tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.

        In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder's at risk amount will increase or decrease as the tax basis of the unitholder's units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

        The passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally corporate or partnership activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or investments in other publicly traded partnerships, or salary or active business income. Passive losses that are not deductible because they exceed a unitholder's share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.

        A unitholder's share of our net earnings may be offset by any suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

        Limitations on Interest Deductions.    The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

  •
  interest on indebtedness properly allocable to property held for investment;

  •
  our interest expense attributed to portfolio income; and

  •
  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. The IRS has indicated that net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder's share of our portfolio income will be treated as investment income.

        Entity-Level Collections.    If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the partner on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual partner in which event the partner would be required to file a claim in order to obtain a credit or refund.

        Allocation of Income, Gain, Loss and Deduction.    In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and the unitholders in accordance with their percentage interests in us. At any time that distributions are made to the common units in excess of distributions to the subordinated units, or incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of these distributions. Gross income may also be allocated to holders of subordinated units after the close of the subordination period to the extent necessary to give them economic rights at liquidation identical to the rights of common units. If we have a net loss for the entire year, that loss will be allocated first to our general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to our general partner.

        For tax purposes, we are required to adjust the "book" basis of all assets held by us and our operating partnership, referred to below as "Adjusted Property," to their fair market values each time we issue additional units. We will be required to do so in connection with the closing of an offering and to adjust this book basis for each asset in proportion to tax depreciation or amortization we later claim with respect to the asset. Section 704(c) principles set forth in Treasury Regulations require that subsequent allocations of depreciation, gain, loss and similar items with respect to the asset take into account the difference between the "book" and tax basis of the asset. In this context, we use the term "book" as that term is used in Treasury regulations relating to partnership allocations for tax purposes. The "book" value of our property for this purpose may not be the same as the book value of our property for financial reporting purposes.

        For example, a substantial portion of our Adjusted Property may be depreciable property with a "book" basis in excess of its tax basis immediately prior to an offering. Section 704(c) principles generally will require that depreciation with respect to each such property be allocated disproportionately to purchasers of common units in an offering and away from our general partner and other unitholders. To the extent these disproportionate allocations do not produce a result to purchasers of common units in an offering similar to that which would be the case if all of our assets had a tax basis "stepped up" to their "book" basis on the date an offering closes, purchasers of common units in an offering will be allocated the additional tax deductions needed to produce that result as to any asset with respect to which we elect the "remedial method" of taking into account differences between the "book" and tax bases of the asset.

        In addition, items of recapture income will be allocated to the extent possible to the partner who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by unitholders that did not receive the benefit of such deduction. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner to eliminate the negative balance as quickly as possible.

        Treatment of Short Sales.    A unitholder whose units are loaned to a "short seller" to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be a partner for those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

  •
  any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

  •
  any cash distributions received by the unitholder as to those units would be fully taxable; and

  •
  all of these distributions would appear to be ordinary income.

        Morrison & Foerster LLP has not rendered an opinion regarding the treatment of a unitholder where common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units. The IRS has announced that it is actively studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of Common Units—Recognition of Gain or Loss".

        Alternative Minimum Tax.    Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

        Tax Rates.    In general, the highest United States federal income tax rate for individuals is currently 35.0% and the maximum United States federal income tax rate for net capital gains of an individual is currently 15.0% if the asset disposed of was held for more than 12 months at the time of disposition.

        Section 754 Election.    We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a common unit purchaser's tax basis in our assets ("inside basis") under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, a unitholder's inside basis in our assets will be considered to have two components: (1) his share of our tax basis in our assets ("common basis") and (2) his Section 743(b) adjustment to that basis.

        The timing of deductions attributable to Section 743(b) adjustments to our common basis will depend upon a number of factors, including the nature of the assets to which the adjustment is allocable, the extent to which the adjustment offsets any Section 704(c)-type gain or loss with respect to an asset and certain elections we make as to the manner in which we will apply Section 704(c) principles with respect to an asset to which the adjustment is applicable. Please read "—Allocation of Income, Gain, Loss and Deduction". The timing of these deductions may affect the uniformity of our units. Please read "—Uniformity of Units".

        A Section 754 election is advantageous if the transferee's tax basis in his units is higher than the units' share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation and depletion deductions and his share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in his units is lower than those units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. Morrison & Foerster LLP has not rendered an opinion regarding these allocations, adjustments or determinations. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally either nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

        Taxable Year and Accounting Method.    We have taken the position that our current taxable year will end on December 31, 2007. Please read "Risk Factors—Tax Risks." Each unitholder will be required to include in income his share our income, gain, loss and deduction for the our taxable year ending within or with his taxable year. A unitholder who has a taxable year different than our taxable year and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than one year of our income, gain, loss and deduction. Please read "—Disposition of Common Units—Allocations Between Transferors and Transferees". We use the accrual method of accounting for federal income tax purposes.

        Tax Basis, Depreciation and Amortization.    The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to any future offering will be borne by our general partner and the holders of units immediately prior to an offering. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction".

        To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

        If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Common Units—Recognition of Gain or Loss".

        The costs incurred in selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. The underwriting discounts and commissions we incur will be treated as syndication expenses. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us.

        Valuation and Tax Basis of Our Properties.    The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

        Recognition of Gain or Loss.    Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder's tax basis for the units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

        Prior distributions from us in excess of cumulative net taxable income for a common unit that decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in units, on the sale or exchange of a unit held for more than one year will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held more than 12 months will generally be taxed at a maximum rate of 15%. However, a portion of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" we own. The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the regulations, may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the regulations.

        Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated"

partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

  •
  a short sale;

  •
  an offsetting notional principal contract; or

  •
  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

        Allocations Between Transferors and Transferees.    In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the "Allocation Date." However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        The use of this method may not be permitted under existing Treasury Regulations. Accordingly, Morrison & Foerster LLP is unable to opine on the validity of this method of allocating income and deductions between unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder's interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

        Transfer Notification Requirements.    A unitholder who sells any of his units, other than through a broker, generally is required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A unitholder who acquires units generally is required to notify us in writing of that acquisition within 30 days after the purchase, unless a broker or nominee will satisfy such requirement. We are required to notify the IRS of any such transfers of units and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties.

        Constructive Termination.    We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year different from our taxable year, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in his taxable income for the year of termination. Please read "—Tax Treatment of Operations—Taxable Year and Accounting Method". We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Uniformity of Units

        Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. Any non-uniformity could have a negative impact on the value of the units.

        Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our units even under circumstances like those described above. These positions may include reducing for some unitholders the depreciation, amortization or loss deductions to which they would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Our counsel, Morrison & Foerster LLP, is unable to opine as to validity of such filing positions. A unitholder's basis in units is reduced by his or her share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder's basis in his or her common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Common Units—Recognition of Gain or Loss". The IRS may challenge one or more of any positions we take to preserve the uniformity of units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from the sale of units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

        Ownership of units by employee benefit plans, other tax-exempt organizations, regulated investment companies, nonresident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.

        Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

        A regulated investment company is subject to limitations and special rules with respect to ownership of our units. Accordingly, regulated investment companies should consult their tax advisors with respect to the tax consequences of the ownership of our units.

        Nonresident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net earnings or gain. Moreover, under rules applicable to publicly traded partnerships, we will withhold at the highest applicable effective tax rate from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

        In addition, because a foreign corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation's "U.S. net equity," which is effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the

United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

        Under a ruling of the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized on the sale or disposition of that unit to the extent that this gain is effectively connected with a United States trade or business of the foreign unitholder. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the sale or disposition of a unit if he has owned less than 5% in value of the units during the five-year period ending on the date of the disposition and if the units are regularly traded on an established securities market at the time of the sale or disposition.

Administrative Matters

        Information Returns and Audit Procedures.    We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine his share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Morrison & Foerster LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. The partnership agreement names TransMontaigne GP L.L.C. as our Tax Matters Partner.

        The Tax Matters Partner will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

        A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Nominee Reporting.    Persons who hold an interest in us as a nominee for another person are required to furnish to us:

  (a)
  the name, address and taxpayer identification number of the beneficial owner and the nominee;

  (b)
  whether the beneficial owner is:

  1.
  a person that is not a United States person;

  2.
  a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

  3.
  a tax-exempt entity;

  (c)
  the amount and description of units held, acquired or transferred for the beneficial owner; and

  (d)
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

        Accuracy-Related Penalties.    An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

        For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

  (1)
  for which there is, or was, "substantial authority;" or

  (2)
  as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

        More stringent rules apply to "tax shelters," as that term is defined for purposes of the penalty provisions, but we believe we are not a tax shelter under that definition. If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns to avoid liability for this penalty.

        A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 200% or more of the amount determined to be the correct amount of the valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.

        Reportable Transactions.    If we were to engage in a "reportable transaction," we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses in excess of $2 million. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read "—Information Returns and Audit Procedures" above.

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:

  •
  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-related Penalties,"

  •
  for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and

  •
  in the case of a listed transaction, an extended statute of limitations.

        We do not expect to engage in any "reportable transactions."

State, Local, Foreign and Other Tax Considerations

        In addition to federal income taxes, you likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property or do business in Alabama, Arkansas, Florida, Indiana, Kentucky, Louisiana, Mississippi, Missouri, Ohio, Oklahoma, and Texas. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. We may, but are not required to, treat amounts withheld as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Unit Ownership—Entity-Level Collections". Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as United States federal tax returns, that may be required of him. Morrison & Foerster LLP has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

Tax Consequences of Ownership of Debt Securities

        A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth in the prospectus supplement relating the offering of debt securities.

INVESTMENT IN TRANSMONTAIGNE PARTNERS BY EMPLOYEE CASH BENEFIT PLANS

        An investment in our common units by an employee benefit plan is subject to additional considerations because the investments of such plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, and restrictions imposed by Section 4975 of the Internal Revenue Code. For these purposes, the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

  •
  whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

  •
  whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

  •
  whether the investment will result in recognition of unrelated business taxable income (please read "Material Tax Consequences—Tax-Exempt Organizations and Other Investors" by the plan and, if so, the potential after-tax investment return.

        In addition, the person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in our common units is authorized by the appropriate governing instrument and is a proper investment for the plan.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit our common units employee benefit plans, and IRAs that are not considered part of an employee benefit plan, from engaging in specified prohibited transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the plan. Therefore, a fiduciary of an employee benefit plan or an IRA accountholder that is considering an investment in our common units should consider whether the entity's purchase or ownership of such common units would or could result in the occurrence of such a prohibited transaction.

        In addition to considering whether the purchase or ownership of common units is or could result in a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner also would be fiduciaries of the plan and our operations would be subject to the regulatory restrictions of ERISA, including fiduciary standard and its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.

        The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under some circumstances. Under these regulations, an entity's assets would not be considered to be "plan assets" if, any of the following applies (provided certain technical requirements are satisfied): (a) the equity interests acquired by employee benefit plans are publicly offered securities; i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws; (b) the entity is an "operating company,"—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries; or (c) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest, disregarding some interests held by our general partner, its affiliates, and some other persons, is held by the employee benefit plans referred to above, IRAs and other employee benefit plans not subject to ERISA, including governmental plans.

        Our assets should not be considered "plan assets" under these regulations because it is expected that the investment will satisfy the requirements in (a) above.

        Plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby directly to purchasers, through agents, through underwriters or through dealers.

        We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933. We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement to indemnification by us against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

        Common units and debt securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

        The aggregate maximum compensation that underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 8% of the gross proceeds from the sale.

        Because the NASD views our common units as interests in a direct participation program, any offering of common units pursuant to this registration statement will be made in compliance with Rule 2810 of the NASD Conduct Rules. Investor suitability with respect to the common units will be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Morrison & Foerster LLP, Denver, Colorado. Morrison & Foerster LLP, New York, New York, will also render an opinion on the material federal income tax considerations regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and schedules of TransMontaigne Partners L.P. as of December 31, 2006 and 2005 and for the year ended December 31, 2006, the six months ended December 31, 2005 and for each of the years in the two-year period ended June 30, 2005 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the combined balance sheets of TransMontaigne Partners (Predecessor) as of August 31, 2006, December 31, 2005, and June 30, 2005, and the related combined statements of operations, equity, and cash flows for the eight months ended August 31, 2006, six months ended December 31, 2005, and for each of the years in the two-year period ended June 30, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about their public reference room and their copy charges. Our periodic reports and other information about us may also be inspected at:

The New York Stock Exchange
20 Broad Street
New York, New York 10005

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and, where applicable, supersede the information contained in this prospectus.

        We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 001-32505), except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  •
  Annual Report on Form 10-K for the year ended December 31, 2006.

  •
  Current Reports on Form 8-K and 8-K/A filed with the SEC on January 5, 2007, January 28, 2007 and March 16, 2007.

  •
  The description of our common units contained in our Registration Statement on Form 8-A dated and filed with the SEC on May 17, 2005, including any amendments or reports filed with the SEC for the purpose of updating such description.

        We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this prospectus. In no event, however, will any of the information that we "furnish" to the SEC in any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any of the documents referred to above by written or oral request to:

TransMontaigne Partners L.P.
1670 Broadway, Suite 3100
Denver, Colorado 80202
Attention: Investor Relations
Telephone: (303) 626-8200

        We maintain a web site at www.transmontaignepartners.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site and you should not consider it a part of this prospectus or any other document we file with or furnish to the SEC.

Appendix A

GLOSSARY OF TERMS

        adjusted operating surplus:    With respect to any period, generated operating surplus with respect to such period as adjusted to:

  (a)
  increase generated operating surplus by any decreases made in subsequent periods in cash reserves for operating expenditures initially established with respect to such period;

  (b)
  decrease generated operating surplus by any decrease in cash reserves for operating expenditures with respect to such period not relating to an operating expenditure made with respect to such period; and

  (c)
  increase generated operating surplus by any net increase in cash reserves for operating expenditures with respect to such period required by any debt instrument for the repayment of principal, interest or premium.

        available cash:    With respect to any quarter ending prior to liquidation:

  (a)
  the sum of:

  (1)
  all cash and cash equivalents of TransMontaigne Partners and its subsidiaries on hand at the end of that quarter; and

  (2)
  if our general partner so determines, all or a portion of any additional cash or cash equivalents of TransMontaigne Partners and its subsidiaries on hand on the date of determination of available cash for that quarter;

  (b)
  less the amount of cash reserves established by our general partner to:

  (1)
  provide for the proper conduct of the business of TransMontaigne Partners and its subsidiaries (including reserves for future capital expenditures and for future credit needs of TransMontaigne Partners and its subsidiaries) after that quarter;

  (2)
  comply with applicable law or any debt instrument or other agreement or obligation to which TransMontaigne Partners or any of its subsidiaries is a party or its assets are subject; and

  (3)
  provide funds for minimum quarterly distributions and cumulative common unit arrearages for any one or more of the next four quarters;

provided, however, that our general partner may not establish cash reserves pursuant to clause (3) above unless our general partner has determined that the establishment of reserves will not prevent TransMontaigne Partners from distributing the minimum quarterly distribution on all common units and any cumulative common unit arrearages thereon for the next four quarters; and provided, further, that disbursements made by TransMontaigne Partners or any of its subsidiaries or cash reserves established, increased or reduced after the end of that quarter but on or before the date of determination of available cash for that quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining available cash, within that quarter if the general partner so determines.

        barrel:    One barrel of petroleum products equals 42 U.S. gallons.

        bbls:    Barrels.

        capital account:    The capital account maintained for a partner under the partnership agreement. The capital account in respect of a general partner interest, a common unit, a subordinated unit, an incentive distribution right or any other partnership interest will be the amount which that capital account would be if that general partner interest, common unit, subordinated unit, incentive distribution right or other partnership interest were the only interest in TransMontaigne Partners held by a partner.

        capital surplus:    All available cash distributed by us from any source will be treated as distributed from operating surplus until the sum of all available cash distributed since the closing of the initial public offering equals the operating surplus as of the end of the quarter before that distribution. Any excess available cash will be deemed to be capital surplus.

        closing price:    The last sale price on a day, regular way, or in case no sale takes place on that day, the average of the closing bid and asked prices on that day, regular way, as reported in the principal consolidated transaction reporting system for securities listed on the principal national securities exchange on which the units of that class are listed. If the units of that class are not listed on any national securities exchange, the last quoted price on that day. If no quoted price exists, the average of the high bid and low asked prices on that day in the over-the-counter market, as reported by the Nasdaq Stock Market or any other system then in use. If on any day the units of that class are not quoted by any organization of that type, the average of the closing bid and asked prices on that day as furnished by a professional market maker making a market in the units of the class selected by our general partner. If on that day no market maker is making a market in the units of that class, the fair value of the units on that day as determined reasonably and in good faith by our general partner.

        common carrier pipeline:    A pipeline engaged in the transportation of petroleum as a public utility and common carrier for hire.

        common unit arrearage:    The amount by which the minimum quarterly distribution for a quarter during the subordination period exceeds the distribution of available cash from operating surplus actually made for that quarter on a common unit, cumulative for that quarter and all prior quarters during the subordination period.

        current market price:    For any class of units listed on any national securities exchange as of any date, the average of the daily closing prices for the 20 consecutive trading days immediately prior to that date.

        EBITDA:    Earnings before interest, taxes, depreciation and amortization.

        GAAP:    Generally accepted accounting principles in the United States.

        general and administrative expenses:    General and administrative expenses consist of employment costs, cost of facilities, as well as legal, audit and other administrative costs.

        generated operating surplus:    With respect to any period ending prior to liquidation and without duplication:

  (a)
  all cash receipts during such period, excluding cash from interim capital transactions; less

  (b)
  all operating expenditures during such period; less

  (c)
  the amount of all increases made during such period in cash reserves established by our general partner to provide funds for future operating expenditures; plus

  (d)
  the amount of all decreases made during such period in cash reserves established by our general partner to provide funds for future operating expenditures.

        incentive distribution right:    A non-voting limited partner partnership interest issued to the general partner. The partnership interest will confer upon its holder only the rights and obligations specifically provided in the partnership agreement for incentive distribution rights.

        incentive distributions:    The distributions of available cash from operating surplus initially made to the general partner that are in excess of the general partner's aggregate 2% general partner interest.

        interim capital transactions:    The following transactions if they occur prior to liquidation:

  (a)
  borrowings, refinancings or refundings of indebtedness (other than for items purchased on open account in the ordinary course of business) by TransMontaigne Partners or any of its subsidiaries, and sales of debt securities of TransMontaigne Partners or any of its subsidiaries;

  (b)
  sales of equity interests by TransMontaigne Partners or any of its subsidiaries (including common units sold to the underwriters pursuant to the exercise of the overallotment option); and

  (c)
  sales or other voluntary or involuntary dispositions of any assets of TransMontaigne Partners or any of its subsidiaries (other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales or other dispositions of assets as a part of normal retirements or replacements).

        operating expenditures:    All expenditures of TransMontaigne Partners and its subsidiaries, including, but not limited to, taxes, reimbursements of our general partner, interest payments, maintenance capital expenditures and non-pro rata repurchases of units of TransMontaigne Partners, but excluding the following:

  (a)
  payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness;

  (b)
  expansion capital expenditures;

  (c)
  payment of transaction expenses relating to interim capital transactions; and

  (d)
  distributions to partners, including taxes paid on behalf of partners that are deemed to be distributions to partners.

Where capital expenditures consist of both maintenance capital expenditures and expansion capital expenditures, the general partner, with the concurrence of the conflicts committee, shall determine the allocation between the amounts paid for each.

        operating surplus:    With respect to any period prior to liquidation, on a cumulative basis and without duplication:

  (a)
  generated operating surplus with respect to such period; plus

  (b)
  an amount equal to four times the amount needed for any one quarter for TransMontaigne Partners to pay a distribution on all units (including general partner units) and incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter.

        residual fuel oils:    The heavier oils that remain after the distillate fuel oils and lighter hydrocarbons are boiled off in refinery operations.

        subordination period:    The subordination period will generally extend from the closing of the initial public offering until the first to occur of:

  (a)
  the first day of any quarter beginning after June 30, 2010 for which:

  (1)
  distributions of available cash from operating surplus on each of the outstanding common units, subordinated units and general partner units equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units, subordinated units and general partner units for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

  (2)
  the adjusted operating surplus generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the common units and subordinated units that were outstanding during those periods on a fully diluted basis, and the general partner units; and

    (3)
    there are no outstanding cumulative common units arrearages; and

  (b)
  the date on which the general partner is removed as general partner of TransMontaigne Partners upon the requisite vote by the limited partners under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of the removal.

        throughput:    The volume of refined product transported or passing through a pipeline, plant, terminal or other facility.

        units:    Refers to both common units and subordinated units, but not general partner units.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered. The amounts set forth below are estimated and subject to future contingencies.

Securities Act Registration Fee	$30,700
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	15,000
Printing Expenses	15,000
Miscellaneous	4,300

Total	$95,000

Item 15. Indemnification of Directors and Officers.

        Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of TransMontaigne Partners L.P. provides that, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our general partner;

  •
  any departing general partner;

  •
  any person who is or was an affiliate of a general partner or any departing general partner;

  •
  any person who is or was a member, partner, officer, director employee, agent or trustee of our general partner or any departing general partner or any affiliate of a general partner or any departing general partner; or

  •
  any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

        Any indemnification under these provisions will only be out of our assets. Our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

        Any underwriting agreement entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification of officers and directors of the general partner, including liabilities under the Securities Act.

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1
Certificate of Limited Partnership of TransMontaigne Partners L.P., dated February 23, 2005 (incorporated by reference to Exhibit 3.1 of TransMontaigne Partners L.P.'s Registration Statement on Form S-1 (Registration No. 333-123219) filed on March 9, 2005).
3.2
First Amended and Restated Agreement of Limited Partnership of TransMontaigne Partners L.P. dated May 27, 2005 (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K filed by TransMontaigne Partners L.P. with the SEC on September 13, 2005).
4.1*	Form of Senior Indenture of TransMontaigne Partners L.P.
4.2*	Form of Subordinated Indenture of TransMontaigne Partners L.P.
4.3*	Form of Senior Indenture of TransMontaigne Operating Company L.P.
4.4*	Form of Subordinated Indenture of TransMontaigne Operating Company L.P.
5.1*	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered
8.1*	Opinion of Morrison & Foerster LLP relating to tax matters
12.1**	Statement of Computations of Ratios of Earnings to Fixed Charges
23.1**	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Morrison & Foerster LLP (included in Exhibits 5.1 and 8.1)
24.1**	Power of Attorney (included on signature page of this registration statement)
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture of TransMontaigne Partners L.P.
25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture of TransMontaigne Partners L.P.
25.3***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture of TransMontaigne Operating Company L.P.
25.4***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture of TransMontaigne Operating Company L.P.

*
To be filed as an exhibit to a document to be incorporated by reference herein in connection with the specified offering of securities or by amendment.

**
Filed herewith

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.

Item 17. Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i)    each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 13, 2007.

TRANSMONTAIGNE PARTNERS L.P.
By:	TransMontaigne GP L.L.C., its General Partner
By:	/s/ RANDALL J. LARSON Randall J. Larson President, Chief Financial Officer and Chief Accounting Officer
TRANSMONTAIGNE OPERATING COMPANY L.P.
By:	TransMontaigne Operating GP L.L.C., its General Partner
By:	/s/ RANDALL J. LARSON Randall J. Larson President, Chief Executive Officer and Chief Financial Officer
TPSI TERMINALS L.L.C.
By:	/s/ RANDALL J. LARSON Randall J. Larson President and Chief Financial Officer
COASTAL TERMINALS L.L.C.
By:	/s/ RANDALL J. LARSON Randall J. Larson President and Chief Financial Officer
RAZORBACK L.L.C.
By:	/s/ RANDALL J. LARSON Randall J. Larson President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall J. Larson and Erik B. Carlson, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

TransMontaigne GP L.L.C., as the general partner of TransMontaigne Partners L.P.

Signature	Title	Date

/s/ RANDALL J. LARSON Randall J. Larson	President, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (Principal Executive, Financial and Accounting Officer)	April 13, 2007
/s/ WILLIAM S. DICKEY William S. Dickey	Executive Vice President, Chief Operating Officer and Director	April 13, 2007
/s/ DONALD H. ANDERSON Donald H. Anderson	Chairman and Director	April 13, 2007
/s/ JAVED AHMED Javed Ahmed	Director	April 13, 2007
/s/ JERRY R. MASTERS Jerry R. Masters	Director	April 13, 2007
/s/ DAVID A. PETERS David A. Peters	Director	April 13, 2007
/s/ D. DALE SHAFFER D. Dale Shaffer	Director	April 13, 2007
/s/ REX L. UTSLER Rex L. Utsler	Director	April 13, 2007

TransMontaigne Operating GP L.L.C., as the general partner of TransMontaigne Operating Company L.P.,
TPSI Terminals L.L.C., Coastal Terminals L.L.C. and Razorback L.L.C.

Signature	Title	Date

/s/ RANDALL J. LARSON Randall J. Larson	President, Chief Financial Officer and Manager (Principal Executive, Financial and Accounting Officer)	April 13, 2007
/s/ WILLIAM S. DICKEY William S. Dickey	Executive Vice President, Chief Operating Officer and Manager	April 13, 2007

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1
Certificate of Limited Partnership of TransMontaigne Partners L.P., dated February 23, 2005 (incorporated by reference to Exhibit 3.1 of TransMontaigne Partners L.P.'s Registration Statement on Form S-1 (Registration No. 333-123219) filed on March 9, 2005).
3.2
First Amended and Restated Agreement of Limited Partnership of TransMontaigne Partners L.P. dated May 27, 2005 (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K filed by TransMontaigne Partners L.P. with the SEC on September 13, 2005).
4.1*	Form of Senior Indenture of TransMontaigne Partners L.P.
4.2*	Form of Subordinated Indenture of TransMontaigne Partners L.P.
4.3*	Form of Senior Indenture of TransMontaigne Operating Company L.P.
4.4*	Form of Subordinated Indenture of TransMontaigne Operating Company L.P.
5.1*	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered
8.1*	Opinion of Morrison & Foerster LLP relating to tax matters
12.1**	Statement of Computations of Ratios of Earnings to Fixed Charges
23.1**	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Morrison & Foerster LLP (included in Exhibits 5.1 and 8.1)
24.1**	Power of Attorney (included on signature page of this registration statement)
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture of TransMontaigne Partners L.P.
25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture of TransMontaigne Partners L.P.
25.3***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture of TransMontaigne Operating Company L.P.
25.4***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture of TransMontaigne Operating Company L.P.

*
To be filed as an exhibit to a document to be incorporated by reference herein in connection with the specified offering of securities or by amendment.

**
Filed herewith

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.